As filed with the Commission on October 27, 2005
                                                      1940 Act File No. 811-6071

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940               X
                                                                              -

      Amendment No.   55   ...................................................X
                    -------                                                   -

                           SCUDDER INSTITUTIONAL FUNDS
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                            Baltimore, Maryland 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                   Copies to:     Burton M. Leibert, Esq.
One South Street                                        Willkie Farr & Gallagher
Baltimore, Maryland  21202                              787 Seventh Ave
(Name and Address of Agent                              New York, New York 10019
for Service)

EXPLANATORY NOTE: This Registration Statement has been filed by Scudder Institutional Funds (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest of Daily Assets Fund Institutional, (the "Fund"), a series of the Registrant, are not being registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by the Registrant solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund may only be purchased by "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of beneficial interest of the Fund.

                            DO NOT COPY OR CIRCULATE


Prospective
Investor ___________________________                 Copy # _____________

                                                 Daily Assets Fund Institutional
                             (formerly, Scudder Daily Assets Fund Institutional)

                                        Confidential Private Offering Memorandum
                                                                October 28, 2005



[GRAPHIC OMITTED]




The securities described in this memorandum are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission. Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this memorandum. Any representation to the contrary is a criminal offense.


NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.


                                             Deutsche Asset Management [LOGO]
                                             A Member of the Deutsche Bank Group

Contents
--------------------------------------------------------------------------------

   Overview of the Fund                      A Detailed Look at the Fund

     3  Goal                                   7  Objective

     3  Core Strategy                          7  Strategy

     3  Investment Policies and                8  Principal Investments
        Strategies
                                               9  Risks
     4  Principal Risks of Investing
        in the Fund                           11  Who Manages and Oversees
                                                  the Fund
     4  Who Should Consider Investing
        in the Fund                           14  Calculating the Fund's Share
                                                  Price
     5  Total Returns, After Fees and
        Expenses                              15  Understanding Distributions
                                                  and Taxes
     6  Annual Fund Operating
        Expenses                              16  Buying and Selling Fund Shares

                                              22  Financial Highlights

--------------------------------------------------------------------------------

                                                         fund number     538


  Daily Assets Fund Institutional
  (formerly, Scudder Daily Assets Fund Institutional)
--------------------------------------------------------------------------------


Overview of the Fund


Goal: The Fund seeks a high level of current income consistent with liquidity and the preservation of capital.

Core Strategy: The Fund invests in high quality money market instruments.

Investment Policies and Strategies: The Fund seeks its objective by investing in high quality money market instruments, maintaining a dollar-weighted average maturity of 90 days or less. The Fund attempts to maintain a stable share price by investing in securities that are valued in US dollars, have remaining maturities of 397 days or less and are of the highest quality. The Fund typically invests more than 25% of its total assets in securities of banks and other financial institutions.

Principal Risks of Investing in the Fund

Although the Fund seeks to preserve the value of your investment at $1.00 per share, there are risks associated with investing in the Fund. For example:


o A rise in interest rates could cause the bond market and individual securities in the Fund's portfolio to decline in value. The Fund's yield can be expected to decline during periods of falling interest rates.


o An issuer's creditworthiness could decline, which in turn may cause the value of that issuer's security or securities in the Fund's portfolio to decline.

o Changes in interest rates or economic downturns could have a negative effect on issuers in the financial services industry.

Who Should Consider Investing in the Fund

Shares of the Fund are being offered for investment only to investors who qualify as both:

o Accredited investors as defined under Regulation D of the Securities Act of 1933, as amended, and

o    Institutional investors.

Shares of the Fund are not being offered to individuals or to entities organized for the purpose of investing on behalf of individuals. Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.

You should consider investing in the Fund if you are looking for a cash management vehicle that offers income approximating money market rates and preserves the value of your capital. The Fund is primarily sold to investors who use the Fund to invest cash collateral received in connection with securities lending transactions.

You should not consider investing in the Fund if you seek capital growth. Although it provides a convenient means of diversifying short-term investments, the Fund by itself does not constitute a balanced investment program.

An investment in the Fund is not a bank deposit, and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Total Returns, After Fees and Expenses


The bar chart and table on this page can help you evaluate the potential risk and rewards of investing in the Fund by showing changes in the Fund's performance year to year. The bar chart shows the Fund's actual return for each full calendar year since November 13, 1996 (its inception date). The table shows the Fund's average annual return over the last calendar year, the last five calendar years and since the Fund's inception.

As of December 31, 2004 the Fund's 7-day yield was 2.22%. To learn the current 7-day yield, shareholders may call Institutional Investor Service ("ICCC") at 1-800-730-1313.

The 7-day yield, which is often referred to as the "current yield," is the income generated by the Fund over a seven-day period. This amount is then annualized, which means that we assume the Fund generates the same income every week for a year. The "total return" of the Fund is the change in the value of an investment in the Fund over a given period. Average annual total returns are calculated by averaging the year-by-year return of the Fund over a given period.


--------------------------------------------------------------------------------
Annual Total Returns (%) as of 12/31 each year
--------------------------------------------------------------------------------

THE ORIGINAL DOCUMENT CONTAINS A BAR CHART HERE

BAR CHART DATA:


1997      5.65
1998      5.59
1999      5.22
2000      6.50
2001      4.31
2002      1.85
2003      1.09
2004      1.40


2005 Total Return as of September 30, 2005: 2.27%



Since inception, the Fund's highest return in any calendar quarter was 1.67% (third quarter 2000) and its lowest quarterly return was 0.24% (third quarter
2003). Past performance offers no indication of how the Fund will perform in the future.

--------------------------------------------------------------------------------
Average Annual Total Returns(1) (%) as of 12/31/2004
--------------------------------------------------------------------------------


                                                              Since Inception
                                 1 Year        5 Years        (Nov. 13, 1996)
--------------------------------------------------------------------------------
Scudder Daily Assets Fund         1.40%         3.01%              3.96%
Institutional
--------------------------------------------------------------------------------



(1) These figures assume the reinvestment of dividends and capital gains distribution.

Annual Fund Operating Expenses

(expenses deducted from Fund assets)


The Fee Table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

--------------------------------------------------------------------------------
                                                           Percentage of Average
Fee Table                                                    Daily Net Assets
--------------------------------------------------------------------------------
Management  Fees                                                   0.10%
--------------------------------------------------------------------------------
Distribution and Service (12b-1) Fees                               None
--------------------------------------------------------------------------------

Other Expenses                                                     0.03%
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                               0.13%
--------------------------------------------------------------------------------
Less Fee Waiver/Expense Reimbursements(1), (2)                     0.06%
--------------------------------------------------------------------------------
Net Annual Fund Operating Expenses(1)                              0.07%
--------------------------------------------------------------------------------


(1) Through October 31, 2006, the investment advisor and administrator have contractually agreed to waive their fees and reimburse expenses so that total expenses will not exceed 0.07%.


(2) From time to time, the Advisor may voluntarily waive or reimburse certain expenses. This voluntary waiver or reimbursement may be terminated at any time at the option of the Advisor.


Based on the costs above (including one year of capped expenses), the example illustrates the expenses you would have incurred on a $10,000 investment in the Fund. The numbers assume that the Fund earned an annual return of 5% over the periods shown, that the Fund's operating expenses remained the same and that you redeem your shares at the end of the period.


You may use this hypothetical example to compare the Fund's expense history with other funds. This example does not represent an estimate of future returns or expenses. Your actual costs may be higher or lower.

--------------------------------------------------------------------------------
Example                  1 Year        3 Years         5 Years        10 Years
--------------------------------------------------------------------------------

                           $7            $36             $67            $160
--------------------------------------------------------------------------------

A Detailed Look at the Fund


Objective


Daily Assets Fund Institutional seeks a high level of current income consistent with liquidity and the preservation of capital by investing in high quality short-term money market instruments.

While Deutsche Asset Management, Inc. ("DeAM, Inc." or the "Advisor") gives priority to earning income and maintaining the value of the Fund's principal at $1.00 per share, all money market instruments, including US government obligations, can change in value when interest rates change or an issuer's creditworthiness changes.


The Fund's objective is not a fundamental policy. We must notify shareholders before we can change it, but we do not require their approval to do so.

Strategy

The Fund seeks current income by investing in high quality money market securities and maintains a dollar-weighted average maturity of 90 days or less. The Fund is managed in accordance with Rule 2a-7 under the Investment Company Act of 1940. The Fund follows two policies designed to maintain a stable share price.

Generally, Fund securities are valued in US dollars and have remaining maturities of 397 days (about 13 months) or less at the time of purchase. The Fund may also invest in securities that have features that effectively reduce their maturities to 397 days or less at the time of purchase.

The Fund buys US government debt obligations, money market instruments and other debt obligations that at the time of purchase:


o have received one of the two highest short-term ratings from two nationally recognized statistical rating organizations (NRSROs);

o have received one of the two highest short-term ratings from one NRSRO (if only one organization rates the security);

o    are unrated, but are determined to be of similar quality by the Advisor; or

o have no short-term rating, but are rated in one of the top three highest long-term rating categories by an NRSRO, and are determined to be of comparable quality by the Advisor.

Principal Investments


The Fund may invest in high-quality, short-term, US dollar denominated money market instruments paying a fixed, variable or floating interest rate. These include:


o Debt obligations issued by US and foreign banks, financial institutions, corporations or other entities, including, but not limited to, certificates of deposit, euro-time deposits, commercial paper (including asset-backed commercial paper), notes, funding agreements and US government securities. Securities that do not satisfy the maturity restrictions for a money market fund may be specifically structured so that they are eligible investments for money market funds. For example, some securities have features that have the effect of shortening the security's maturity.

o US government securities that are issued or guaranteed by the US Treasury, or by agencies or instrumentalities of the US government.

o Repurchase agreements, which are agreements to buy securities at one price with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price.

o Asset-backed securities, which are generally participations in a pool of assets whose payment is derived from the payments generated by the underlying assets. Payments on the asset-backed security generally consist of interest and/or principal.

The Fund may invest up to 10% of its total assets in other money market mutual funds in accordance with applicable regulations.

Because many of the Fund's principal investments are issued or credit-enhanced by banks or other financial institutions, the Fund may invest more than 25% of its total assets in issuers in the financial services industry.


Working in consultation with a credit team, the portfolio managers screen potential issuers and develop a list of securities the Fund may buy. The managers, looking for attractive yield and weighing considerations such as credit quality, economic outlooks and possible interest rate movements, then decide which securities on this list to buy. The managers may adjust the Fund's exposure to interest rate risk, typically seeking to take advantage of possible rises in interest rates and to preserve yield when interest rates appear likely to fall.

Risks


Set forth below are some of the prominent risks associated with money market mutual funds and DeAM, Inc.'s approaches to limit them. Although the Advisor attempts to assess the likelihood that these risks may actually occur and to limit them, there is no guarantee that it will succeed.


Primary risks

Interest Rate Risk. Money market instruments, like all debt securities, face the risk that the securities will decline in value because of changes in interest rates. Generally, investments subject to interest rate risk will decrease in value when interest rates rise and increase when interest rates decline. To minimize such price fluctuations, the Fund adheres to the following practices:

o The Advisor limits the dollar-weighted average maturity of the securities held by the Fund to 90 days or less. Generally, rates of short-term investments fluctuate less than longer-term bonds.

o The Advisor primarily buys securities with remaining maturities of 13 months or less which are less sensitive to interest rate changes than those of longer-term bonds.


Credit Risk. A money market instrument's credit quality depends on the issuer's ability to pay interest on the security and repay the debt: the lower the credit rating, the greater the risk that the security's issuer will default, or fail to meet its payment obligations. The credit risk of a security may also depend on the credit quality of any bank or financial institution that provides credit enhancement for it. Additionally, some securities issued by US government agencies or instrumentalities are supported only by the credit of that agency or instrumentality. There is no guarantee that the US government will provide support to such agencies or instrumentalities and such securities may involve risk of loss of principal and interest. To minimize credit risk, the Fund only buys securities determined by the Advisor to be high quality and to have minimal credit risk.


Market Risk. Although individual securities may outperform their market, the entire market may decline as a result of rising interest rates, regulatory developments or deteriorating economic conditions.

Security Selection Risk. While the Fund invests in short-term securities, which by nature are relatively stable investments, the securities the Advisor selects might not perform as expected. This could cause the Fund's returns to lag behind those of similar money market funds.


Repurchase Agreement Risk. A repurchase agreement exposes the Fund to the risk that the party that sells the securities may default on its obligation to repurchase them. In this circumstance, the Fund can lose money because:

o    it cannot sell the securities at the agreed-upon time and price; or


o    the securities may lose value before they can be sold.


The Advisor seeks to reduce this risk by monitoring the creditworthiness of the sellers with whom it enters into repurchase agreements. The Advisor also monitors the value of the securities to ensure that they are at least equal to the total amount of the repurchase obligations, including interest and accrued interest.


Concentration Risk. Because the Fund may invest more than 25% of its total assets in issuers in the financial services industry, it may be vulnerable to setbacks in that industry. Banks and other financial service companies are highly dependent on short-term interest rates and can be adversely affected by downturns in the US and foreign economies or changes in banking regulations.

Prepayment Risk. When a bond issuer, such as an issuer of asset backed securities, retains the right to pay off a high yielding bond before it comes due, the issuer may prepay principal earlier than scheduled and the Fund may have to reinvest the proceeds at lower interest rates. Thus, prepayment may reduce the Fund's income. It may also create a capital gains tax liability, because bond issuers usually pay a premium for the right to pay off bonds early.


The Fund's complete portfolio holdings as of the end of each calendar month are posted on www.scudder.com ordinarily on the 15th day of the following calendar month, or the first business day thereafter. This posted information generally remains accessible at least until the Fund files its Form N-CSR or N-Q with the Securities and Exchange Commission for the period that includes the date as of which the www.scudder.com information is current (expected to be not more than three months). The Fund's Statement of Additional Information includes a description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio holdings.

Who Manages and Oversees the Fund

Deutsche Asset Management is a global asset management organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world's major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles. DeAM, Inc. is an indirect, wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

Scudder Investments is part of Deutsche Asset Management, which is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Investment Management Americas Inc., DeAM, Inc., Deutsche Asset Management Investment Services Limited, Deutsche Bank Trust Company Americas and Scudder Trust Company.

Board of Trustees. The Fund's shareholders, voting in proportion to the number of shares each owns, elect a Board of Trustees, and the Trustees supervise all the Fund's activities on their behalf.

The investment advisor


DeAM, Inc., with offices at 345 Park Avenue, New York, NY 10154, acts as the Fund's investment advisor. As investment advisor, DeAM, Inc., under the supervision of the Board of Trustees, makes the Fund's investment decisions. It buys and sells securities for the Fund and conducts the research that leads to the purchase and sale decisions. DeAM, Inc. is also responsible for selecting brokers and for negotiating brokerage commissions and dealer charges.

DeAM, Inc., net of waivers, did not receive a fee for its services in the last fiscal year.


DeAM, Inc. is an indirect, wholly owned subsidiary of Deutsche Bank AG, an international commercial and investment banking group. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual fund, retail, private and commercial banking, investment banking and insurance.

The Portfolio Managers. A group of investment professionals is responsible for the day-to-day management of the Fund. These investment professionals have a broad range of experience in managing money market funds.


Other Services. Investment Company Capital Corp. ("ICCC"), an affiliate of DeAM, Inc., provides administrative services -- such as portfolio accounting; legal services; sending proxy statements, shareholder reports and updated prospectus information to you; and collecting your executed proxies.

Scudder Investments Service Company ("SISC"), an affiliate of DeAM, Inc., serves as the Fund's transfer agent. SISC or your financial advisor performs the functions necessary to establish and maintain your account.

Besides setting up the account and processing your purchase and sale orders, these functions include:

o    keeping accurate, up-to-date records for your individual Fund account;

o    implementing any changes you wish to make in your account information;

o processing your requests for cash dividends and distributions from the Fund; and

o answering your questions on the Fund's investment performance or administration.

Financial advisors include brokers or any bank, dealer or any other financial institution that has a sub-shareholder servicing agreement with SISC. Financial advisors may charge additional fees to investors only for those services not otherwise included in the SISC servicing agreement, such as cash management or special trust or retirement-investment reporting.

Regulatory and litigation matters


Since at least July 2003, federal, state and industry regulators have been conducting ongoing inquiries and investigations ("inquiries") into the mutual fund industry, and have requested information from numerous mutual fund companies, including Scudder Investments. The funds' advisors have been cooperating in connection with these inquiries and are in discussions with these regulators concerning proposed settlements. Publicity about mutual fund practices arising from these industrywide inquiries serves as the general basis of a number of private lawsuits against the Scudder funds. These lawsuits, which previously have been reported in the press, involve purported class action and derivative lawsuits, making various allegations and naming as defendants various persons, including certain Scudder funds, the funds' investment advisors and their affiliates, and certain individuals, including in some cases fund Trustees/Directors, officers, and other parties. Each Scudder fund's investment advisor has agreed to indemnify the applicable Scudder funds in connection with these lawsuits, or other lawsuits or regulatory actions that may be filed making allegations similar to these lawsuits regarding market timing, revenue sharing, fund valuation or other subjects arising from or related to the pending inquiries. It is not possible to determine with certainty what the outcome of these inquiries will be or what the effect, if any, would be on the funds or their advisors. Based on currently available information, however, the funds' investment advisors believe the likelihood that the pending lawsuits and any regulatory settlements will have a material adverse financial impact on a Scudder fund is remote and such actions are not likely to materially affect their ability to perform under their investment management agreements with the Scudder funds.

Calculating the Fund's Share Price


We calculate the price of the Fund's shares (also known as the "Net Asset Value" or "NAV") at 4:30 p.m. Eastern time each day the Fund is open for business.

The bond markets or other primary trading markets for the Fund may close early on the day before certain holidays are observed (for example on the day after Thanksgiving and the day before Christmas). If the Bond Market Association recommends an early close of the bond markets, the Fund also may close early. You may call ICCC at 1-800-730-1313 for additional information about whether the Fund will close early before a particular holiday. On days the Fund closes early:


o All orders received prior to the Fund's close will be processed as of the time the Fund's NAV is next calculated.

o Redemption orders received after the Fund's close will be processed as of the time the Fund's NAV is next calculated.

o Purchase orders received after the Fund's close will be processed the next business day.

The Fund uses the amortized cost method to account for any premiums above or discounts below the face value of any securities it buys. This method writes down the premium -- or marks up the discount -- at a constant rate until maturity. It does not reflect daily fluctuations in market value. The Fund's Net Asset Value will normally be $1.00 a share.



--------------------------------------------------------------------------------

Generally, the Fund is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Columbus Day (the second Monday in October), Veterans' Day (November 11), Thanksgiving Day (the fourth Thursday in November) and Christmas Day. On days when the New York Stock Exchange closes early, the Fund will calculate its net asset value at the time of closing. The Fund may accept purchase or sale orders on days other than the days listed above, if the New York Stock Exchange is closed due to unforeseeable circumstances, but the "Fed wire" is open, the primary trading markets for the Fund's portfolio instruments are open and the Fund's management believes there is adequate liquidity.

Understanding Distributions and Taxes

By law, a mutual fund is required to pass through to its shareholders virtually all of its net earnings. The Fund can earn money in two ways: by receiving interest, dividends or other income from securities it holds and by selling securities for more than it paid for them. (The Fund's earnings are separate from any gains or losses stemming from your own purchase and sale of shares.) The Fund may not always pay a distribution for a given period.

The Fund's income dividends are declared daily and paid monthly to shareholders. The Fund may take into account capital gains and losses in its daily dividend declarations. The Fund may make additional distributions for tax purposes if necessary.

You can choose how to receive your dividends and distributions. You can have them all automatically reinvested in Fund shares (at NAV), all sent to you by check or wire, have one type reinvested and the other sent to you by check or have them invested in a different fund. Tell us your preference on your application. If you don't indicate a preference, your dividends and distributions will all be reinvested. For retirement plans, reinvestment is the only option.

For federal income tax purposes, distributions of investment income to US shareholders are taxable as ordinary income. The Fund does not expect to make distributions that are eligible for taxation as long-term capital gains or as qualified dividend income. Distributions are taxable whether you receive them in cash or reinvest them in additional shares.


Certain shareholders of the Fund will be required to include as income their allocated share of Fund expenses, even though no such distribution will be made. Such shareholders will be allowed a deduction for such expenses to the extent such shareholders' itemized deductions (including their allocable share of Fund expenses) exceeds 2% of their adjusted gross income.


Because the Fund seeks to maintain a stable share price, you are unlikely to have a capital gain or loss when you sell Fund shares. For tax purposes, an exchange is the same as a sale.

You should consult your tax advisor for more information on your own tax situation, including possible foreign, state and local taxes.

The Fund will send you detailed tax information every January. These statements tell you the amount and the tax category of any dividends or distributions you received and the amount of your allocable share of Fund expenses. They also have certain details on your purchases and sales of shares. Dividends or distributions declared in the last quarter of a given year are taxed in that year, even though you may not receive the money until the following January.

The above discussion is applicable to shareholders who are US persons. If you are a non-US person, please consult your own tax advisor with respect to the US tax consequences to you of an investment in the Fund.


Buying and Selling Fund Shares


Three copies of a Subscription Agreement for use in subscribing to purchase shares of the Fund accompany delivery of this Memorandum to prospective investors. In order to purchase shares of the Fund, a prospective investor must satisfactorily complete, execute and deliver each copy of the Subscription Agreement to ICCC, One South Street, Baltimore, MD 21202, and the purchase must be accepted by the Fund's Placement Agent, Scudder Distributors, Inc.

Our representatives are available to assist you personally Monday through Friday, 8:30 a.m. to 6:00 p.m., Eastern time each day the New York Stock Exchange is open for business. You can reach ICCC's automated assistance line 24 hours a day, 7 days a week at 1-800-730-1313.

If you are investing through securities dealers or financial advisors, check the materials you received from them about how to buy and sell shares because particular dealers, advisors or other intermediaries may adopt policies, procedures or limitations that are outside those described by the Fund. Please note that securities dealers or financial advisors may charge fees separate from those charged by the Fund and may be compensated by the Fund through the Shareholder Service Agent for the services they provide to their clients.

Buying and selling shares in your account

WIRE:


Buying: You may buy shares by wire only. Please note that you or your financial advisor must call ICCC at 1-800-730-1313 by 4:30 p.m. Eastern time to notify us in advance of a wire transfer purchase. Inform ICCC representative of the amount of your purchase and receive a trade confirmation number. Instruct your bank to send payment by wire using the wire instructions noted below. All wires must be received by 4:30 p.m. Eastern time.


=====================================================================
Bank Name:          Deutsche Bank Trust Company Americas
=====================================================================
Routing No:         0110 0002 8
=====================================================================
Attn:               Deutsche Asset Management Funds
=====================================================================
DDA No:             00058180
=====================================================================
FBO:                (Account name)
                    (Account number)
=====================================================================

Credit:             Daily Assets Fund Institutional -- 538
=====================================================================



Refer to your account statement for the account name, account number and fund number.


Selling: You may sell shares by wire only. For your protection, you may not change the destination bank account over the phone. To sell by wire, contact your financial advisor or ICCC at 1-800-730-1313 prior to 4:30 p.m. Eastern time. Inform ICCC representative of the amount of your redemption and receive a trade confirmation number. ICCC must receive your order by 4:30 p.m. Eastern time to wire to your account the same business day. Wire transfers may be restricted on holidays and at certain other times.


Important information about buying and selling shares


o If you order shares by phone and fail to pay for them by 4:30 p.m. Eastern time, we have the right to cancel your order, hold you liable or charge you or your account for any losses or fees the Fund or its agents have incurred.

o You may place orders to buy and sell over the phone by calling ICCC at 1-800-730-1313.


o If we receive your purchase order before 4:30 p.m. Eastern time (or earlier, if the Fund closes early) you will receive the dividends declared on that day. If we receive it after 4:30 p.m. Eastern time, you will not.

o You will not receive the dividends declared on the day you sell your shares.

o After we or your financial advisor receive your order, we buy or sell your shares at the next price calculated on a day the Fund is open for business.

o The Fund accepts payment for shares only in US dollars by bank or federal funds wire transfer.

o Money from shares you sell is normally sent out within one business day of when your order is processed (not when it is received), although it could be delayed for up to seven days. It could be longer than seven days when unusual circumstances prompt the SEC to allow further delays. Certain expedited redemption processes may also be delayed when you are selling recently purchased shares.

o When you want to send sale proceeds to a third party or to a new address, you will usually need to place your order in writing and include a signature guarantee. The only exception is if you want money wired to a bank account that is already on file with us; in that case, you don't need a signature guarantee. A signature guarantee is simply a certification of your signature -- a valuable safeguard against fraud. You can get a signature guarantee from an eligible guarantor institution, including commercial banks, savings and loans, trust companies, credit unions, member firms of a national stock exchange, or any member or participant of an approved signature guarantor program. Note that you can't get a signature guarantee from a notary public and we must be provided the original guarantee.

o We reserve the right to pay you for shares you sell by "redeeming in kind," that is, by giving you marketable securities (which typically will involve brokerage costs for you to liquidate) rather than cash; the Fund generally won't make a redemption in kind unless your requests over a 90-day period total more than $250,000 or 1% of the value of the Fund's net assets, whichever is less.

o We do not issue share certificates. However, if you currently have shares in certificated form, you must include the share certificates properly endorsed or accompanied by a duly executed stock power when redeeming shares. You may not redeem shares in certificate form by telephone or via the Internet.


o Selling shares of trust accounts and business or organization accounts may require additional documentation. Please contact your financial advisor or ICCC for more information.

o During periods of heavy market activity, you may have trouble reaching ICCC by telephone. If this occurs, you should make your request by mail.

o The Fund reserves the right to reject purchases of Fund shares (including purchases that are part of an exchange) for any reason. The Fund reserves the right to suspend or postpone redemptions as permitted pursuant to
     Section 22(e) of the Investment Company Act of 1940. Generally, those circumstances are when: 1) the New York Stock Exchange is closed other than customary weekend or holiday closings; 2) trading on the New York Stock Exchange is restricted; 3) an emergency exists which makes the disposal of securities owned by a portfolio or the fair determination of the value of a portfolio's net assets not reasonably practicable; or 4) the SEC, by order, permits the suspension of the right of redemption. Redemption payments by wire may also be delayed in the event of a non-routine closure of the Federal Reserve wire payment system; but in any event the Fund may not delay payment more than seven days except under the previous four circumstances.


o Account Statements and Fund Reports: We will furnish you with a written confirmation of every transaction that affects your account balance. You will also receive periodic statements reflecting the balances in your account. We will send you a semiannual and annual report on your fund's overall performance, its current holdings and its investing strategies.

o We reserve the right to withdraw or suspend the offering of shares at any time.

o We reserve the right to withhold a portion of your distributions as federal income tax if we have been notified by the IRS that you are subject to backup withholding, or if you fail to provide us with a correct taxpayer ID number or certification that you are exempt from backup withholding.

o We reserve the right to reject a new account application if you don't provide any required or requested identifying information, or for other reasons.


o We reserve the right to close your account and send you the proceeds if your balance falls below the Fund's minimum account balance; we will give you 60 days' notice so you can either increase your balance or close your account.

o We reserve the right to change, add, or withdraw various services, fees and account policies (for example, we may change or terminate the exchange privilege or adjust the Fund's investment minimum at any time).

o To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

o We might request additional information about you (which may include certain documents, such as articles of incorporation for companies) to help us verify your identity, and in some cases the information and/or documents may be required to conduct the verification. The information and documents will be used solely to verify your identity.

o We will attempt to collect any missing required and requested information by contacting you or your financial advisor. If we are unable to obtain this information within the time frames established by the Fund, then we may reject your application and order.

o The Fund will not invest your purchase until all required and requested identification has been provided and your application has been submitted in "good order." After we receive all the information, your application is deemed to be in good order and we accept your purchase, you will receive the Net Asset Value per share next calculated.

If we are unable to verify your identity within time frames established by the Fund, after a reasonable effort to do so, you will receive written notification.


We reserve the right to close and liquidate your account if we are unable to verify your identity, or for other reasons: If we decide to close your account, your Fund shares will be redeemed at the net asset value per share next calculated after we determine to close your account; you may be subject to gain or loss on the redemption of your Fund shares and you may incur tax liability.

We reserve the right to refuse, cancel or rescind any purchase order; freeze any account (meaning you will not be able to purchase Fund shares in your account); suspend account services; and/or involuntarily redeem your account if we think that the account is being used for fraudulent or illegal purposes; one or more of these actions will be taken when, at our sole discretion, they are deemed to be in the Fund's best interest or when the Fund is requested or compelled to do so by governmental law or authority or by applicable law.

The Fund generally will not accept new account applications to establish an account with a non-US address (APO/FPO and US territories are acceptable) or for a non-resident alien.


Since money market funds hold short-term instruments and are intended to provide liquidity to shareholders, the Advisor does not monitor or limit short-term and excessive trading activity in this Fund and, accordingly, the Board of the Fund has not approved any policies and procedures designed to limit this activity. However, the Fund reserves the right to and may reject or cancel a purchase or exchange order into a money market fund for any reason, including if, in the opinion of the Advisor, there appears to be a pattern of short-term and excessive trading by an investor in other Scudder funds.

Financial Highlights


The following table provides a picture of the Fund's financial performance for the past five fiscal years. The information reflects results for a single Fund share. The total returns in the table represent the rates of return that an investor would have earned on an investment in the Fund, assuming reinvestment of all dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Fund's annual report. The annual report is available free of charge by calling us at 1-800-730-1313.

--------------------------------------------------------------------------------
Years Ended June 30,                    2005      2004     2003    2002    2001
--------------------------------------------------------------------------------

Selected Per Share Data
--------------------------------------------------------------------------------
Net asset value, beginning of period   $ 1.00    $ 1.00  $ 1.00  $ 1.00  $ 1.00
--------------------------------------------------------------------------------
Income from investment operations:
  Net investment income                  .022      .010    .015     .03     .06
--------------------------------------------------------------------------------
  Net realized gain (loss) on             --        --       --      --     --
  investment transactionsa
--------------------------------------------------------------------------------
  Total from investment operations       .022      .010    .015     .03     .06
--------------------------------------------------------------------------------
Less distributions from:
  Net investment income                 (.022)    (.010)  (.015)   (.03)   (.06)
--------------------------------------------------------------------------------
Net asset value, end of period         $ 1.00    $ 1.00  $ 1.00  $ 1.00  $ 1.00
--------------------------------------------------------------------------------
Total Return (%)                         2.24^b    1.02^b  1.47^b  2.64    6.07
--------------------------------------------------------------------------------

Ratios to Average Net Assets and Supplemental Data
--------------------------------------------------------------------------------
Net assets, end of period ($ millions)  2,987     3,895   5,589  12,814  13,747
--------------------------------------------------------------------------------
Ratio of expenses, before expense         .13       .14     .13     .12     .12
reductions (%)
--------------------------------------------------------------------------------
Ratio of expenses, after expense          .02       .07     .12     .12     .12
reductions  (%)
--------------------------------------------------------------------------------
Ratio of net investment income (%)       2.26      1.03    1.50    2.52    5.78
-------------------------------------------------------------------------------

^a   Less than $.005 per share.

^b   Total return would have been lower had certain expenses not been reduced.

Notes
--------------------------------------------------------------------------------

Additional information about the Fund's investments is available in the Fund's annual and semiannual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.


You can find more detailed information about the Fund in the current Statement of Additional Information ("SAI"), dated October 28, 2005, which is filed electronically with the Securities and Exchange Commission (SEC) and which is incorporated by reference into this Prospectus. To receive your free copy of the Statement of Additional Information, the annual or semiannual report, or if you have questions about investing in a Fund, write to us at: Deutsche Asset Management c/o Scudder Investments, PO Box 219356, Kansas City, MO 64121-9356 or call our toll-free number: 1-800-730-1313. The Fund's SAI and shareholder reports are also available through the Scudder Web site at www.scudder.com.

You can find reports and other information about the Fund on the EDGAR Database on the SEC Web site (http://www.sec.gov), or you can get copies of this information, after payment of a duplicating fee, by electronic request at publicinfo@sec.gov or by writing to the Public Reference Section of the SEC, Washington, DC 20549-0102. Information about the Fund, including its Statement of Additional Information, can be reviewed and copied at the SEC's Public Reference Room in Washington, DC. For information on the Public Reference Room, call the SEC at 202-942-8090.





Distributor
Scudder Distributors, Inc.
222 South Riverside Plaza
Chicago, IL 60606-5808
www.scudder.com
e-mail info@scudder.com
Tel 1-800-730-1313

A Member of                                Daily Assets Fund Institutional
Deutsche Asset Management [LOGO]           Scudder Institutional Funds  811-6071

                            DO NOT COPY OR CIRCULATE

Investor  __________________________________________           Copy #_____

                                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION


                                                                OCTOBER 28, 2005


Scudder Institutional Funds


Daily Assets Fund Institutional

formerly, Scudder Daily Assets Fund Institutional

Scudder Institutional Funds (the "Trust") is an open-end management investment company that offers investors a selection of investment portfolios, each having distinct investment objectives and policies. The Trust was organized on March 26, 1990, as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts. This Confidential Statement of Additional Information ("SAI") relates to Daily Assets Fund Institutional (the "Fund"), a series of the Trust.


Shares of the Fund are sold by Scudder Distributors, Inc. ("SDI" or the "Distributor "), the Trust's Distributor (and the Fund's Placement Agent). Deutsche Asset Management, Inc. serves as the Fund's investment advisor (the "Advisor").

THE SECURITIES DESCRIBED IN THIS SAI ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SAI. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) ACCREDITED INVESTORS AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT AND
(2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS. NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS SAI HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS ON ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.


The Fund's Confidential Private Offering Memorandum, which may be amended from time to time, is dated October 28, 2005. The Confidential Private Offering Memorandum provides the basic information investors should know before
investing,   and  may  be  obtained  without  charge  by  calling  the  Fund  at
1-800-730-1313.   This

SAI, which is not a Confidential Private Offering Memorandum, is intended to provide additional information regarding the activities and operations of the Trust and should be read in conjunction with the Confidential Private Offering Memorandum. Capitalized terms not otherwise defined in this SAI have the meanings accorded to them in the Fund's Confidential Private Offering Memorandum.

The Fund's audited Annual Report dated June 30, 2005, which either accompanies this SAI or has previously been provided to the investor to whom this SAI is being sent, is incorporated herein by reference.


Copies of the Annual Report, Semi-Annual Report and information regarding the Fund's current performance may be obtained by writing or telephoning: Deutsche Asset Management c/o Scudder Investments, P.O. Box 219356, Kansas City, Missouri 64121-9356, 1-800-730-1313.

                               Investment Advisor

                         DEUTSCHE ASSET MANAGEMENT, INC.

                                  Administrator

                        INVESTMENT COMPANY CAPITAL CORP.

                                 Transfer Agent

                       SCUDDER INVESTMENTS SERVICE COMPANY

                                 Placement Agent

                           SCUDDER DISTRIBUTORS, INC.

                            222 South Riverside Plaza

                             Chicago, IL 60606-5808

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS AND RISKS............................................................1


         INVESTMENT OBJECTIVE.....................................................................................1
         INVESTMENT POLICIES......................................................................................4
         ADDITIONAL RISK FACTORS..................................................................................7
         PORTFOLIO HOLDINGS.......................................................................................7
         INVESTMENT RESTRICTIONS..................................................................................8
         ADDITIONAL INVESTMENT LIMITATIONS.......................................................................10
         PORTFOLIO TURNOVER......................................................................................10
         PORTFOLIO TRANSACTIONS..................................................................................10

NET ASSET VALUE..................................................................................................12


PURCHASE AND REDEMPTION INFORMATION..............................................................................13


DISTRIBUTOR......................................................................................................14


MANAGEMENT OF THE TRUST..........................................................................................14

         CODE OF ETHICS..........................................................................................29
         INVESTMENT ADVISOR......................................................................................29

PROXY VOTING GUIDELINES..........................................................................................30

         ADVISORY CONTRACT APPROVAL .............................................................................31
         ADMINISTRATOR...........................................................................................32
         CUSTODIAN...............................................................................................33
         TRANSFER AGENT..........................................................................................33
         COUNSEL AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...............................................33

ORGANIZATION OF THE TRUST........................................................................................33


TAXES............................................................................................................34


NOTICES..........................................................................................................36


BACKUP WITHHOLDING...............................................................................................37


FINANCIAL STATEMENTS.............................................................................................37


             INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS AND RISKS

                              Investment Objective

The Fund's investment objective is a high level of current income consistent with liquidity and the preservation of capital. There can, of course, be no assurance that the Fund will achieve its investment objective.

                               Investment Policies

The following is a discussion of the various investments of and techniques employed by the Fund.


Quality and Maturity of the Fund's Securities. The Fund will maintain a dollar-weighted average maturity of 90 days or less. All securities in which the Fund invests will have, or be deemed to have, remaining maturities of 397 days or less on the date of their purchase and will be denominated in US dollars. The Advisor, acting under the supervision of and procedures adopted by the Board of Trustees of the Trust, will determine that all securities purchased by the Fund present minimal credit risks. The Advisor will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. High-quality, short-term instruments may result in a lower yield than instruments with a lower quality or longer term.

Obligations of Banks and Other Financial Institutions. For purposes of the Fund's investment policies with respect to bank obligations, the assets of a bank will be deemed to include the assets of its domestic and foreign branches. Obligations of foreign branches of US banks and foreign banks may be general obligations of the parent bank in addition to the issuing bank or may be limited by the terms of a specific obligation and by government regulation. If the Advisor, acting under the supervision of the Board of Trustees, deems the instruments to present minimal credit risk, the Fund may invest in US dollar-denominated obligations of foreign banks or foreign branches of US banks, which may include banks located in the United Kingdom, Grand Cayman Island,

Nassau, Japan and Canada. Investments in these obligations may entail risks that are different from those of investments in obligations of US domestic banks because of differences in political, regulatory and economic systems and conditions. These risks include future political and economic developments, currency blockage, the possible imposition of withholding taxes on interest payments, differing reserve requirements, reporting and record keeping requirements and accounting standards, possible seizure or nationalization of foreign deposits, difficulty or inability of pursuing legal remedies and obtaining judgments in foreign courts, possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might affect adversely the payment of principal and interest on bank obligations.
Foreign branches of US banks and foreign banks may also be subject to less stringent reserve requirements and to different accounting, auditing, reporting and record keeping standards than those applicable to domestic branches of US banks. Obligations of domestic and foreign financial institutions in which the Fund may invest include (but are not limited to) certificates of deposit, bankers' acceptances, bank time deposits, commercial paper, and other US dollar-denominated instruments issued or supported by the credit of US or foreign financial institutions, including banks.

Commercial Paper. Commercial paper obligations in which the Fund may invest are short-term, secured or unsecured negotiable promissory notes of US or foreign corporations and special vehicles that at the time of purchase meet the rating criteria described in the Confidential Private Offering Memorandum. Investments in foreign commercial paper generally involve risks similar to those described above relating to obligations of foreign banks or foreign branches of US banks.


Variable Rate Master Demand Notes. Variable rate master demand notes are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Because variable rate master demand notes are direct lending arrangements between the Fund and the issuer, they are not ordinarily traded. Although no active secondary market may exist for these notes, the Fund will purchase only those notes under which it may demand and receive payment of principal or may resell the note to a third party. While the notes are not typically rated by credit rating agencies, issuers of variable rate master demand notes must satisfy the Advisor, acting under the supervision of the Board of Trustees of the Fund, that the same criteria as set forth above for issuers of commercial paper are met. In the event an issuer of a variable rate master demand note defaulted on its payment obligation, the Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. The face maturities of variable rate notes subject to a demand feature may exceed 397 days in certain circumstances. (See "Quality and Maturity of the Fund's Securities" herein.)


US Government Obligations. The Fund may invest in direct obligations issued by the US Treasury or in obligations issued or guaranteed by the US Treasury or by agencies or instrumentalities of the US government ("US Government Obligations"). Certain short-term US Government Obligations, such as those issued by the Government National Mortgage Association ("GNMA"), are supported by the "full faith and credit" of the US government; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the US Treasury; others, such as those of the Federal National Mortgage Association are solely the obligations of the issuing entity but are supported by the discretionary authority of the US government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported by the credit of the instrumentality. No assurance can be given that the US government would provide financial support to US government-sponsored instrumentalities if it is not obligated to do so by law.

Examples of the types of US Government Obligations that the Fund may hold include, but are not limited to, in addition to those described above and direct US Treasury obligations, the obligations of the Federal Housing Administration ("FHA"), Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Farm Credit Banks Funding Corp., Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks and Maritime Administration.


Other Debt Obligations. The Fund may invest in deposits, euro-time deposits, bonds, notes and debentures and other debt obligations that at the time of purchase have, or are comparable in priority and security to other securities of such issuer which have, outstanding short-term obligations meeting the above short-term rating requirements, or if there are no such short-term ratings, are determined by the Advisor, acting under the supervision of the Board of

Trustees  of the Trust,  to be of  comparable  quality  and are rated in the top
three  highest  long-term  rating   categories  by  the  nationally   recognized
statistical rating organizations (NRSROs) rating such security.


Asset-Backed Securities/Mortgage-Backed Securities. The Fund may also invest in securities generally referred to as asset-backed securities or mortgage-backed securities, which directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables or a pool of mortgages. Asset-backed and mortgage-backed securities may provide periodic payments that consist of interest and/or principal payments. Consequently, the life of an asset-backed or mortgage-backed security and its yield varies with the prepayment rate and loss experience of the underlying assets.

Repurchase Agreements. The Fund may engage in repurchase agreement transactions with banks and governmental securities dealers deemed creditworthy by the Advisor. Under the terms of a typical repurchase agreement, the Fund would acquire US Government Obligations regardless of maturity, subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time, thereby determining the yield during the Fund's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund's holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateralized securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert these rights. The Advisor reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level.

Reverse Repurchase Agreements. The Fund may borrow funds for temporary or emergency purposes, such as meeting larger-than-anticipated redemption requests, and not for leverage, by, among other things, agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Fund enters into a reverse repurchase agreement it segregates cash, US Government Obligations or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Fund.


When-Issued   and   Delayed-Delivery   Securities.   To  secure   prices  deemed
advantageous at a particular time, the Fund may purchase securities on a when-issued or delayed-delivery basis, in which case delivery of the securities occurs beyond the normal settlement period; payment for or delivery of the securities would be made prior to the reciprocal delivery or payment by the other party to the transaction. The Fund will enter into when-issued or delayed-delivery transactions for the purpose of acquiring securities and not for the purpose of leverage. When-issued securities purchased by the Fund may include securities purchased on a "when, as, and if issued" basis under which the issuance of the securities depends on the occurrence of a subsequent event.

Securities purchased on a when-issued or delayed-delivery basis may expose the Fund to risk because the securities may experience fluctuations in value prior to their actual delivery. The Fund does not accrue income with respect to a when-issued or delayed-delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Upon purchasing a security on a when-issued or delayed-delivery basis, the Fund will segregate cash or liquid securities in an amount at least equal to the when-issued or delayed-delivery commitment.

Investment in Other Investment Companies. In accordance with applicable law, the Fund may invest its assets in other money market funds with comparable investment objectives. In general, the Fund may not (1) purchase more than 3% of any other money market fund's voting stock; (2) invest more than 5% of its assets in any single money market fund; and (3) invest more than 10% of its assets in other money market funds (unless permitted by an exemptive order of the SEC). Notwithstanding the investment policies and restrictions of the Fund, upon approval of the Board of Trustees, the Fund may invest all or most of its investable assets in another registered investment company with substantially the same investment objective, policies and restrictions as the Fund. See "Master-Feeder Fund Structure."


Illiquid Securities. The Fund may not invest more than 10% of its net assets in securities which are illiquid or otherwise not readily marketable (such securities may include securities which are subject to legal or contractual restrictions on resale and repurchase agreements with maturities over seven days). If a security becomes illiquid after purchase by the Fund, the Fund will normally sell the security as soon as is reasonably practicable unless it would not be in the best interests of shareholders to do so.


Credit Enhancement. Certain of the Fund's acceptable investments may be credit-enhanced by a guaranty, letter of credit, or insurance from a third party. Any bankruptcy, receivership, default, or change in the credit quality of the third party providing the credit enhancement could adversely affect the quality and marketability of the underlying security and could cause losses to the Fund and affect the Fund's share price. Subject to the diversification limits contained in Rule 2a-7 under the Investment Company Act of 1940 ("1940 Act"), the Fund may have more than 25% of its total assets invested in securities issued or credit-enhanced by banks or other financial institutions.


Funding Agreements. The Fund may invest in highly rated insurance company funding agreements. Funding agreements are contracts issued by insurance companies that provide investors the right to receive a variable rate of interest and the full return of principal at maturity. Funding agreements also include a put option that allows the Fund to terminate the agreement at a specified time to the insurance company prior to maturity. The Fund will purchase funding agreements with unconditional puts of 30 or 90 days or less. Funding agreements generally offer a higher yield than other variable securities with similar credit ratings. The primary risk of a funding agreement is the credit quality of the insurance company that issues it. The Fund will only purchase funding agreements with counterparty ratings of A1+ by S&P or P1 by Moody's. Funding agreements are considered `illiquid' securities and will count towards the 10% maximum limit that may be held by the Fund.


                             Additional Risk Factors

In addition to the risks discussed above, the Fund's investments may be subject to the following risk factors:

It is expected that money used to purchase Fund shares will be comprised of cash collateral which the Fund's institutional investors receive in connection with their participation in the Bank's securities lending program. The amount of such collateral is subject to periodic fluctuation, and accordingly the Fund may experience large purchases and redemptions over a relatively short time period that may impact the Fund's ability to optimize cash management. To assist the Fund in remaining fully invested, pursuant to its request, the Fund has received an order from the SEC granting the Fund and the Bank's permission to jointly enter into repurchase agreements and other investments with non-affiliated banks, broker-dealers or other issuers with respect to amounts to be received on any day. Such investments will be apportioned between the Fund and the Bank in such a manner as to maximize the investment of cash by the Fund.

Rating Services. The ratings of Nationally Registered Statistical Rating Organizations ("NRSROs") represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Advisor also makes its own evaluation of these securities, subject to review by the Board of Trustees. After purchase by the Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. The Advisor will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. A description of the ratings categories of NRSROs is set forth in the Appendix to this SAI.


                               Portfolio Holdings

The Fund's complete portfolio holdings as of the end of each calendar month are posted on www.scudder.com ordinarily on the 15th day of the following calendar month, or the first business day thereafter. This posted information generally remains accessible at least until the Fund files its Form N-CSR or N-Q with the Securities and

Exchange Commission for the period that includes the date as of which the www.scudder.com information is current (expected to at least three months). The Fund does not disseminate non-public information about portfolio holdings except in accordance with policies and procedures adopted by the Fund.

The Fund's procedures permit non-public portfolio holdings information to be shared with Deutsche Asset Management, Inc. and its affiliates (collectively "DeAM"), sub-advisers, if any, custodians, independent registered public accounting firms, securities lending agents, financial printers, proxy voting firms and other service providers to the Fund who require access to this information to fulfill their duties to the Fund, subject to the requirements described below. This non-public information may also be disclosed to certain mutual fund analysts and rating and tracking agencies, such as Lipper, to shareholders in connection with in-kind redemptions, or to other entities if the Fund has a legitimate business purpose in providing the information, subject to the requirements described below.

Prior to any disclosure of the Fund's non-public portfolio holdings information to the foregoing types of entities or persons, a person authorized by the Fund's Trustees must make a good faith determination in light of the facts then known that the Fund has a legitimate business purpose for providing the information, that the disclosure is in the best interest of the Fund, and that the recipient assents or otherwise has a duty to keep the information confidential and agrees not to disclose, trade or make any investment recommendation based on the information received while the information remains non-public. Periodic reports regarding these procedures will be provided to the Fund's Trustees.

Registered investment companies that are sub-advised by DeAM may be subject to different portfolio holdings disclosure policies, and neither DeAM nor the Fund's Trustees/Directors exercise control over such policies. In addition, separate account clients of DeAM have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policy. The portfolio holdings of some of the funds sub-advised by DeAM and some of the separate accounts managed by DeAM may substantially overlap with the portfolio holdings of the Fund.

DeAM also manages certain unregistered commingled trusts and creates model portfolios, the portfolio holdings of which may substantially overlap with the portfolio holdings of the Fund. To the extent that investors in these commingled trusts or recipients of model portfolio holdings information may receive portfolio holdings information of their trust or of a model portfolio on a different basis from that on which Fund portfolio holdings information is made public, DeAM has implemented procedures reasonably designed to encourage such investors and recipients to keep such information confidential, and to prevent those investors from trading on the basis of non-public holdings information.

There is no assurance that the Fund's policies and procedures with respect to the disclosure of portfolio holdings information will protect the Fund from the potential misuse of portfolio holdings information by those in possession of that information.


                             Investment Restrictions

Fundamental Policies. The following investment restrictions are "fundamental policies" of the Fund and may not be changed with respect to the Fund without the approval of a "majority of the outstanding voting securities" of the Fund. Under the 1940 Act, a "fundamental" policy may not be changed without the "vote of a majority of the outstanding voting securities" of the Fund, which is defined in the 1940 Act as the lesser of (a) 67% or more of the outstanding voting securities of the Fund present at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

1. The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities. Notwithstanding the investment policies and restrictions of the Fund, upon approval of the Board of Trustees, the Fund may invest all or most of its investable assets in a registered investment company with substantially the same investment objective, policies and restrictions as the Fund. See "Master-Feeder Fund Structure" below. As a matter of fundamental policy, the Fund may not borrow money or mortgage or hypothecate assets of the Fund, except that in an amount not to exceed 10% of the current value of the Fund's net assets, it may borrow money as a temporary measure for extraordinary or emergency purposes and enter into reverse repurchase agreements or dollar roll transactions, and except that it may pledge, mortgage or hypothecate not more than 10% of such assets to secure such borrowings (it is intended that money would be borrowed only from banks or through reverse repurchase agreements and only either to accommodate redemption requests while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations), provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute. (As an operating policy, the Fund may not engage in dollar roll transactions or options and futures);

2. Underwrite securities issued by other persons except insofar as the Trust or the Fund may technically be deemed an underwriter under the Securities Act , as amended , in selling a portfolio security;

3. Make loans to other persons except (a) through the use of repurchase agreements or the purchase of short-term obligations or (b) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

4. Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts), in the ordinary course of business (except that the Fund may hold and sell, for the Fund's portfolio, real estate acquired as a result of the Fund's ownership of securities);


5. Concentrate its investments in any particular industry (excluding US Government Obligations), except that the Fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions, and if it is deemed appropriate for the achievement of the Fund's investment objective, up to 25% of its total assets may be invested in any other industry; and


6. Issue any "senior security" (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.


7. With respect to the Fund's total assets, invest more than 5% of its total assets in the securities of any one issuer (excluding cash and cash-equivalents, US Government Obligations and the securities of other investment companies) or own more than 10% of the voting securities of any issuer.


Notwithstanding the foregoing policies, the Fund has no present intention of engaging in transactions involving dollar rolls, futures and options contracts or loans of portfolio securities. The Fund will only engage in such transactions upon approval of the Board of Trustees and appropriate disclosure to investors.

Master/Feeder Fund Structure. The Board of Trustees has the discretion to retain the current distribution arrangement for the Fund while investing in a master fund in a master/feeder fund structure as described below.

A master/feeder fund structure is one in which a fund (a "feeder fund"), instead of investing directly in a portfolio of securities, invests most or all of its investment assets in a separate registered investment company (the "master fund") with substantially the same investment objective and policies as the feeder fund. Such a structure permits the pooling of assets of two or more feeder funds, preserving separate identities or distribution channels at the feeder fund level. Based on the premise that certain of the expenses of operating an investment portfolio are relatively fixed, a larger investment portfolio may eventually achieve a lower ratio of operating expenses to average net assets. An existing investment company is able to convert to a feeder fund by selling all of its investments, which involves brokerage and other transaction costs and realization of a taxable gain or loss, or by contributing its assets to the master fund and avoiding transaction costs and, if proper procedures are followed and requirements are met, the realization of taxable gain or loss.

                        Additional Investment Limitations


The Fund may not invest more than 25% of its total assets in the securities of issuers in any single industry (excluding US Government Obligations and repurchase agreements collateralized by US Government Obligations), except that, under normal market conditions, more than 25% of the total assets of the Fund will be invested in obligations of banks and other financial institutions.

As an operating policy, the Fund may not invest more than 5% of its total assets in the obligations of any one issuer except: (1) as may be permitted by Rule 2a-7 and (2) for US Government Obligations and repurchase agreements collateralized fully thereby, which may be purchased without limitation.


The Fund is also authorized to borrow for temporary purposes to meet redemptions, including entering into reverse repurchase transactions, in an amount up to 10% of its total assets and to pledge its assets to the same extent in connection with these borrowings.

At the time of an investment, the Fund's aggregate holdings of repurchase agreements having a remaining maturity of more than seven calendar days (or which may not be terminated within seven calendar days upon notice by the Fund), time deposits having remaining maturities of more than seven calendar days and other illiquid securities will not exceed 10% of the Fund's net assets. If changes in the liquidity of certain securities cause the Fund to exceed such 10% limit, the Fund will take steps to bring the aggregate amount of its illiquid securities back below 10% of its net assets as soon as practicable, unless such action would not be in the best interest of the Fund.

The Fund's limitations on investment in a single industry and on borrowing may not be changed without the approval of the shareholders of the Fund.

                               Portfolio Turnover

The Fund may attempt to increase yield by trading to take advantage of short-term market variations, which results in higher portfolio turnover. However, this policy does not result in higher brokerage commissions to the Fund as the purchases and sales of portfolio securities are usually effected as principal transactions. The Fund's turnover rate is not expected to have a material effect on its income and has been and is expected to be zero for regulatory reporting purposes.

                             Portfolio Transactions


Brokerage Commissions

The Advisor is generally responsible for placing the orders for the purchase and sale of portfolio securities, including the allocation of brokerage.

The policy of the Advisor in placing orders for the purchase and sale of securities for the Fund is to seek best execution, taking into account such factors, among others, as price; commission (where applicable); the broker-dealer's ability to ensure that securities will be delivered on settlement date; the willingness of the broker-dealer to commit its capital and purchase a thinly traded security for its own inventory; whether the broker-dealer specializes in block orders or large program trades; the broker-dealer's knowledge of the market and the security; the broker-dealer's ability to maintain confidentiality; the financial condition of the broker-dealer; and whether the broker-dealer has the infrastructure and operational capabilities to execute and settle the trade. The Advisor seeks to evaluate the overall reasonableness of brokerage commissions with commissions charged on comparable transactions and compares the brokerage commissions (if any) paid by the Fund to reported commissions paid by others. The Advisor routinely reviews commission rates, execution and settlement services performed and makes internal and external comparisons.

Commission rates on transactions in equity securities on US securities exchanges are subject to negotiation. Commission rates on transactions in equity securities on foreign securities exchanges are generally fixed. Purchases and sales of fixed-income securities and other over-the-counter securities are effected on a net basis, without the payment of brokerage commissions. Transactions in fixed income and other over-the-counter securities are generally placed by the Advisor with the principal market makers for these securities unless the Advisor reasonably believes more favorable results are available elsewhere. Transactions with dealers serving as market makers reflect the spread between the bid and asked prices. Purchases of underwritten issues will include an underwriting fee paid to the underwriter. Money market instruments are normally purchased in principal transactions directly from the issuer or from an underwriter or market maker.

It is likely that the broker-dealers selected based on the considerations described in this section will include firms that also sell shares of the Fund to their customers. However, the Advisor does not consider sales of shares of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund and, accordingly, has implemented policies and procedures reasonably designed to prevent its traders from considering sales of shares of a Fund as a factor in the selection of broker-dealers to execute portfolio transactions for a Fund.

The Advisor is permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), when placing portfolio transactions for the Fund, to cause the Fund to pay brokerage commissions in excess of that which another broker-dealer might charge for executing the same transaction in order to obtain research and brokerage services. The Advisor, however, does not as a matter of policy execute transactions with broker-dealers for a Fund in order to obtain research from such broker-dealers that is prepared by third parties (i.e., "third party research"). However, the Advisor may from time to time, in reliance on Section 28(e) of the 1934 Act, obtain proprietary research prepared by the executing broker-dealer in connection with a transaction or transactions through that broker-dealer (i.e., "proprietary research"). Consistent with the Advisor's policy regarding best execution, where more than one broker is believed to be capable of providing best execution for a particular trade, the Advisor may take into consideration the receipt of proprietary research in selecting the broker-dealer to execute the trade. Proprietary research provided by broker-dealers may include, but is not limited to, information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis and measurement and analysis of corporate responsibility issues. Proprietary research is typically received in the form of written reports, telephone contacts and personal meetings with security analysts, but may also be provided in the form of access to various computer software and associated hardware, and meetings arranged with corporate and industry representatives.

In reliance on Section 28(e) of the 1934 Act, the Advisor may also select broker-dealers and obtain from them brokerage services in the form of software and/or hardware that is used in connection with executing trades. Typically, this computer software and/or hardware is used by the Advisor to facilitate trading activity with those broker-dealers.

Proprietary research and brokerage services received from a broker-dealer chosen to execute a particular trade may be useful to the Advisor in providing services to clients other than the Fund making the trade, and not all such information is used by the Advisor in connection with the Fund. Conversely, such information provided to the Advisor by broker-dealers through which other clients of the Advisor effect securities transactions may be useful to the Advisor in providing services to the Fund.

The Advisor will monitor regulatory developments and market practice in the use of client commissions to obtain research and brokerage services, whether proprietary or third party.

Investment decisions for the Fund and for other investment accounts managed by the Advisor are made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. To the extent permitted by law, the Advisor may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other accounts in executing transactions. Purchases or sales are then averaged as to price and commission and allocated as to amount in a manner deemed equitable to each account. While in some cases this practice could have a detrimental effect on the price paid or received by, or on the size of the position obtained or disposed of for, the Fund, in other cases it is believed that the ability to engage in volume transactions will be beneficial to the Fund.

Deutsche Bank AG or one of its affiliates may act as a broker for the Fund and receive brokerage commissions or other transaction-related compensation from the Fund in the purchase and sale of securities, options or futures contracts when, in the judgment of the Advisor, and in accordance with procedures approved by the Fund's Board, the affiliated broker will be able to obtain a price and execution at least as favorable as those obtained from other qualified brokers and if, in the transaction, the affiliated broker charges the Fund a rate consistent with that charged to comparable unaffiliated customers in similar transactions.

Money market instruments are normally purchased in principal transactions directly from the issuer or from an underwriter or market maker. There usually are no brokerage commissions paid by the Fund for such purchases. During the last three fiscal years the Fund paid no portfolio brokerage commissions. Purchases from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers will include the spread between the bid and asked prices.

During the last three fiscal years the Fund paid no portfolio brokerage commissions. Purchases from underwriters will include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers will include the spread between the bid and asked prices



                                 NET ASSET VALUE

The Confidential Private Offering Memorandum discusses the time at which the NAV per share of the Fund is determined for purposes of sales and redemptions.

The valuation of the Fund's securities is based on their amortized cost, which does not take into account unrealized capital gains or losses. Amortized cost valuation involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, generally without regard to the impact of fluctuating interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

The Fund's use of the amortized cost method of valuing its securities is permitted by a rule adopted by the SEC. Under this rule, the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less (as determined under the rule), and invest only in securities determined by or under the supervision of the Trust's Board of Trustees to present minimal credit risks.

Pursuant to the rule, the Trust's Board of Trustees also has established procedures designed to allow investors in the Fund to establish, to the extent reasonably possible, the investors' price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the Fund's holdings by the Trust's Board of Trustees, at such intervals as it deems appropriate, to determine whether the value of the Fund's assets calculated by using available market quotations or market equivalents deviates from such valuation based on amortized cost.

The rule also provides that the extent of any deviation between the value of the Fund's assets based on available market quotations or market equivalents and such valuation based on amortized cost must be examined by the Trust's Board of Trustees. In the event the Trust's Board of Trustees determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, pursuant to the rule, the Trust's Board of Trustees must cause the Fund to take such corrective action as the Board of Trustees regards as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or valuing the Fund's assets by using available market quotations.

                       PURCHASE AND REDEMPTION INFORMATION

The Trust may suspend the right of redemption or postpone the date of payment for shares of the Fund during any period when: (a) trading in the Fund's primary markets is restricted by applicable rules and regulations of the SEC; (b) the Fund's primary markets are closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.

Under the terms of a Placement Agent Agreement, Scudder Distributors, Inc. ("SDI") acts as Placement Agent on a `"best efforts" basis with respect to the sale of shares of the Fund. In addition to SDI's duties as Placement Agent, SDI may, in its discretion, perform additional functions in connection with transactions in the shares of the Fund.

The Fund reserves the right to redeem all of its shares, if the Board of Trustees votes to liquidate the Fund.

Use of Financial Services Firms. Investment dealers and other firms provide varying arrangements for their clients to purchase and redeem the Fund's shares, including different minimum investments, and may assess transaction or other fees. Firms may arrange with their clients for other investment or administrative services. Such firms may independently establish and charge additional amounts to their clients for such services. Firms also may hold the Fund's shares in nominee or street name as agent for and on behalf of their customers. In such instances, the Fund's transfer agent will have no information with respect to the accounts of specific shareholders. Such shareholders may obtain access to their accounts and information about their accounts only from their firm. Certain of these firms may receive compensation from the Fund through the Shareholder Service Agent for record-keeping and other expenses relating to these nominee accounts. In addition, certain privileges with respect to the purchase and redemption of shares or the reinvestment of dividends may not be available through such firms. Some firms may participate in a program allowing them access to their clients' accounts for servicing, including, without limitation, transfers of registration and dividend payee changes, and may perform functions such as generation of confirmation statements and disbursement of cash dividends. Such firms, including affiliates of SDI, may receive compensation from the Fund through the Shareholder Service Agent for these services.

                                   DISTRIBUTOR

SDI serves as the placement agent of the Fund's shares pursuant to the Exclusive Placement Agent Agreement. SDI is a wholly-owned subsidiary of Deutsche Bank AG. The address for SDI is 222 South Riverside Plaza, Chicago, IL 60606.

                             MANAGEMENT OF THE TRUST


The overall business and affairs of the Trust and the Fund is managed by the Board of Trustees. The Board approves all significant agreements between the Fund and persons or companies furnishing services to the Fund, including the Fund agreements with its investment advisor, distributor, custodian and transfer agent. The Board of Trustees and the executive officers are responsible for managing the Fund affairs and for exercising the Fund powers except those reserved for the shareholders and those assigned to the Advisor or other service providers. Each Trustee holds office until he or she resigns, is removed or a successor is appointed or elected and qualified. Each officer is elected to serve until he or she resigns, is removed or a successor has been duly appointed and qualified.

The following information is provided for each Trustee and Officer of the Trust and the Fund's Board as of the end of the most recently completed calendar year. The first section of the table lists information for each Trustee who is not an "interested person" of the Trust and Fund. Information for each Non-Independent Trustee ("Interested Trustee") follows. The Interested Trustees are considered to be interested persons as defined by the 1940 Act because of their employment with either the Fund's advisor and/or underwriter. The mailing address for the Trustees and Officers with respect to the Trust's operations is One South Street, Baltimore, Maryland 21202.

The following individuals hold the same position with the Fund and the Trust.

Independent Trustees

--------------------------------------------------------------------------------------------------------------------
Name, Date of Birth,                                                                                 Number of
Position with the                                                                                   Funds in the
Fund and Length of         Business Experience and Directorships                                    Fund Complex
Time Served(1),(2)         During the Past 5 Years                                                    Overseen
--------------------------------------------------------------------------------------------------------------------
Richard R. Burt            Chairman, Diligence Inc. (international information collection and             49
2/03/47                    risk-management firm (since September 2002); Chairman, IEP Advisors,
Trustee since 2002         Inc. (July 1998 to present); Member of the Board, Hollinger
                           International, Inc.(3) (publishing) (September 1995 to
                           present), HCL Technologies Limited (information technology)
                           (since April 1999), UBS Mutual Funds (formerly known as
                           Brinson and Mitchell Hutchins families of funds) (registered investment companies) (September 1995 to present); and Member,
                           Textron Inc.(3) International Advisory Council (since July
                           1996); Director, The Germany Fund, Inc. (since 2000), The New
                           Germany Fund, Inc. (since 2004), The Central Europe and Russia
                           Fund, Inc. (since 2000). Formerly, Partner, McKinsey & Company
                           (consulting) (1991-1994) and US Chief Negotiator in Strategic
                           Arms Reduction Talks (START) with former Soviet Union and US
                           Ambassador to the Federal Republic of Germany (1985-1991);
                           Member of the Board, Homestake Mining(3) (mining and
                           exploration) (1998-February 2001), Archer Daniels Midland
                           Company(3) (agribusiness operations) (October 1996-June 2001)
                           and Anchor Gaming (gaming software and equipment) (Ma        rch
                           1999-December 2001); Chairman of the Board, Weirton Steel
                           Corporation(3) (April 1996-2004 )
--------------------------------------------------------------------------------------------------------------------

                                       14

--------------------------------------------------------------------------------------------------------------------
Name, Date of Birth,                                                                                 Number of
Position with the                                                                                   Funds in the
Fund and Length of         Business Experience and Directorships                                    Fund Complex
Time Served(1),(2)         During the Past 5 Years                                                    Overseen
--------------------------------------------------------------------------------------------------------------------
S. Leland Dill             Trustee, Phoenix Euclid Market Neutral Funds (since May 1998),                 49
3/28/30                    Phoenix Funds (25 portfolios)  (since May 2004)  (registered  investment
Trustee since 1999         companies);  Retired (since 1986).  Formerly,  Partner,  KPMG Peat
                           Marwick (June 1956-June 1986); Director, Vintners International
                           Company Inc. (wine vintner) (June 1989-May 1992), Coutts (USA)
                           International (January 1992-March 2000), Coutts Trust Holdings Ltd.,
                           Coutts Group (private bank) (March 1991-March 1999); General Partner,
                           Pemco (investment company) (June 1979-June 1986); Trustee, Phoenix
                           Zweig Series Trust (September 1989-May 2004)
--------------------------------------------------------------------------------------------------------------------
Martin J. Gruber           Nomura Professor of Finance, Leonard N. Stern School of Business, New         49
7/15/37                    York University (since September 1965); Director, Japan Equity Fund,
Trustee since 1999         Inc. (since January 1992), Thai Capital Fund, Inc. (since January
                           2000) and Singapore Fund, Inc. (since January 2000) (registered investment companies). Formerly, Trustee, TIAA (pension funds)
                           (January 1996-January 2000); Trustee, CREF and CREF Mutual Funds
                           (January 2000-March 2005); Chairman, CREF and CREF Mutual Funds,
                           (February 2004-March 2005) and Director, S.G. Cowen Mutual Funds
                           (January 1985- January 2001)
--------------------------------------------------------------------------------------------------------------------
Richard J. Herring         Jacob Safra Professor of International Banking and Professor, Finance         49
2/18/46                    Department, The Wharton School, University of Pennsylvania (since
Trustee since 1990         July 1972); Director, Lauder Institute of International Management
                           Studies (since July 2000); Co-Director, Wharton Financial
                           Institutions Center (since July 2000). Formerly, Vice Dean and
                           Director, Wharton Undergraduate Division (July 1995-June 2000)
--------------------------------------------------------------------------------------------------------------------
Graham E. Jones            Senior Vice President, BGK Realty, Inc. (commercial real estate)              49
1/31/33                    (since 1995); Trustee of 7 open-end mutual funds managed by Sun
Trustee since 2002         Capital Advisers, Inc. (since 1998). Formerly, Trustee, Morgan
                           Stanley Asset Management, various funds (1985-2001); Trustee, Weiss,
                           Peck and Greer, various funds (1985-2005)
--------------------------------------------------------------------------------------------------------------------
Rebecca W. Rimel           President and Chief Executive Officer, The Pew Charitable Trusts              49
4/10/51                    (charitable foundation) (1994 to present); Trustee, Thomas Jefferson
Trustee since 2002         Foundation (charitable organization) (1994-present); Trustee,
                           Executive Committee, Philadelphia Chamber of Commerce (2001-present).
                           Formerly, Executive Vice President, The Glenmede Trust Company
                           (investment trust and wealth management) (1983 -2004); Board Member,
                           Investor Education (charitable organization) (2004-2005)
--------------------------------------------------------------------------------------------------------------------
Philip Saunders, Jr.       Principal, Philip Saunders Associates (economic and financial                 49
10/11/35                   consulting) (since November 1988). Formerly, Director, Financial
Trustee since 1993         Industry Consulting, Wolf & Company (consulting) (1987-1988);
                           President, John Hancock Home Mortgage Corporation (1984-1986); Senior
                           Vice President of Treasury and Financial Services, John Hancock
                           Mutual Life Insurance Company, Inc. (1982-1986)
--------------------------------------------------------------------------------------------------------------------
William N. Searcy          Private investor since October 2003; Trustee of 7 open-end mutual             49
9/03/46                    funds managed by Sun Capital Advisers, Inc. (since October 1998).
Trustee since 2002         Formerly, Pension & Savings Trust Officer, Sprint Corporation(3)
                           (telecommunications) (November 1989-September 2003)
--------------------------------------------------------------------------------------------------------------------

Interested Trustee

--------------------------------------------------------------------------------------------------------------------
William N. Shiebler(4)     Vice Chairman, Deutsche Asset Management ("DeAM") and a member of the         120
2/06/42                    DeAM Global Executive Committee (since 2002); Vice Chairman of Putnam
Trustee, since 2004        Investments, Inc. (1999); Director and Senior Managing Director of
                           Putnam Investments, Inc. and President, Chief Executive Officer, and
                           Director of Putnam Mutual Funds Inc. (1990-1999)
--------------------------------------------------------------------------------------------------------------------


                                       15

Officers

--------------------------------------------------------------------------------------------------------------------
Name, Date of Birth,
Position with the
Fund and Length of Time    Business Experience and Directorships
Served(1),(2)              During the Past 5 Years
--------------------------------------------------------------------------------------------------------------------
Vincent J. Esposito(6)     Managing Director(5), Deutsche Asset Management (since 2003); Vice President of Central
6/8/56                     European Equity Fund, Inc., The Germany Fund, Inc., The New Germany Fund, Inc. (since
President since 2005       2003) (registered investment companies); formerly, Managing Director, Putnam
                           Investments (1991-2002)
--------------------------------------------------------------------------------------------------------------------
Paul H. Schubert(6)        Managing Director(5), Deutsche Asset Management (since July 2004); formerly, Executive
1/11/63                    Director, Head of Mutual Fund Services and Treasurer for UBS Family of Funds
Chief Financial Officer,   (1998-2004); Vice President and Director of Mutual Fund Finance at UBS Global Asset
since 2004                 Management (1994-1998)
Treasurer since 2005
--------------------------------------------------------------------------------------------------------------------
John Millette(7)           Director(5), Deutsche Asset Management
8/23/62
Secretary since 2003
--------------------------------------------------------------------------------------------------------------------
Patricia DeFilippis(6)     Vice President, Deutsche Asset Management (since June 2005)
6/21/63
Assistant Secretary since
2005
--------------------------------------------------------------------------------------------------------------------
Daniel O. Hirsch           Consultant. Formerly, Managing Director, Deutsche Asset Management (2002-2005);
3/27/54                    Director, Deutsche Asset Management (1999-2002), Principal, BT Alex. Brown Incorporated
Assistant Secretary since  (now Deutsche Bank Securities Inc.) (1998-1999); Assistant General Counsel, United
2003                       States Securities and Exchange Commission (1993-1998); Director, Deutsche Global Funds
                           Ltd. (2002-2004)
--------------------------------------------------------------------------------------------------------------------
Elisa D. Metzger(6)        Director, Deutsche Asset Management (since September 2005); Counsel, Morrison and
9/15/62                    Foerster LLP (1999-2005)
Assistant Secretary since
2005
--------------------------------------------------------------------------------------------------------------------
Caroline Pearson(7)         Managing Director(5), Deutsche Asset Management
4/01/62
Assistant Secretary since
2002
--------------------------------------------------------------------------------------------------------------------
Scott M. McHugh(7)         Director(5), Deutsche Asset Management
9/13/71
Assistant Treasurer since
2005
--------------------------------------------------------------------------------------------------------------------
Kathleen Sullivan          Director(5), Deutsche Asset Management
D'Eramo(7)
1/25/57
Assistant Treasurer
since 2003
--------------------------------------------------------------------------------------------------------------------
John Robbins(6)            Managing Director(5), Deutsche Asset Management (since 2005); formerly, Chief
4/8/66                     Compliance Officer and Anti-Money Laundering Compliance Officer for GE Asset
Anti-Money Laundering      Management (1999-2005)
Compliance Officer since
2005
--------------------------------------------------------------------------------------------------------------------
Philip Gallo(6) 8/02/62    Managing Director(5), Deutsche Asset Management (2003-present).  Formerly, Co-Head of
Chief Compliance Officer   Goldman Sachs Asset Management Legal (1994-2003)
since 2004
--------------------------------------------------------------------------------------------------------------------


(1) Unless otherwise indicated, the mailing address of each Trustee and officer with respect to fund operations is One South Street, Baltimore, MD 21202.

(2) Length of time served represents the date that each Trustee or officer first began serving in that position with Scudder Institutional Funds of which this fund is a series.

(3) A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(4) Mr. Shiebler is a Trustee who is an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act. Mr. Shiebler is a Managing Director of Deutsche Asset Management, the US asset management unit of Deutsche Bank AG and its affiliates. Mr. Shiebler's business address is 345 Park Avenue, New York, New York 10154.

(5)      Executive title, not a board directorship.

(6)      Address:  345 Park Avenue, New York, New York 10154.

(7)      Address: Two International Place, Boston, Massachusetts 02110.

Each Officer also holds similar positions for other investment companies for which DeAM, Inc. or an affiliate serves as the advisor.

Officer's Role with Principal Underwriter:  Scudder Distributors, Inc.

Caroline Pearson:              Secretary

Trustee Ownership in the Fund(1)

                                                                 Aggregate Dollar Range of
                            Dollar Range of Beneficial           Ownership as of 12/31/04
                                 Ownership in                    in all Funds Overseen by
Trustee                       Daily Assets Fund                 Trustee in the Fund Complex(2)
-------                       -----------------                 ------------------------------

Independent Trustees:

Richard R. Burt                        None                            Over $100,000
S. Leland Dill                         None                            Over $100,000
Martin J. Gruber                       None                            Over $100,000
Richard J. Herring                     None                            Over $100,000
Graham E. Jones                        None                            Over $100,000
Rebecca W. Rimel                       None                            Over $100,000
Philip Saunders, Jr.                   None                            Over $100,000
William N. Searcy                      None                            Over $100,000
William N. Shiebler                    None                            Over $100,000

(1) The amount shown includes share equivalents of funds which the board member is deemed to be invested pursuant to the Fund's deferred compensation plan. The inclusion therein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of the shares.

(2) Securities beneficially owned as defined under the 1934 Act include direct and/or indirect ownership of securities where the Trustee's economic interest is tied to the securities, employment ownership and securities when the Trustee can exert voting power and when the Trustee has authority to sell the securities. The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, over $100,000.

Ownership in Securities of the Advisor and Related Companies

As reported to the Fund, the information in the following table reflects ownership by the Independent Trustees and their immediate family members of certain securities as of December 31, 2004. An immediate family member can be a spouse, children residing in the same household including step and adoptive children and any dependents. The securities represent ownership in an investment advisor or principal underwriter of the Fund and any persons (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment advisor or principal underwriter of the Fund (including Deutsche Bank AG).

                                                                                  Value of        Percent of
                                  Owner and                                    Securities on     Class on an
Independent                    Relationship to                    Title of     an Aggregate       Aggregate
Trustee                            Trustee           Company        Class          Basis            Basis
-------                            -------           -------        -----          -----            -----

Richard R. Burt                                    None
S. Leland Dill                                     None
Martin J. Gruber                                   None
Richard Herring                                    None
Graham E. Jones                                    None
Rebecca W. Rimel                                   None
Philip Saunders, Jr.                               None
William N. Searcy                                  None


As of October 3, 2005, the Trustees and officers of the Trust owned, as a group, less than 1% percent of the outstanding shares of the Fund.

To the best of the Fund's knowledge, as of October 3, 2005, no person owned of record or beneficially 5% or more of any class of the Fund's outstanding shares, except as noted below.

                                                 Percentage of
      Fund and Class      Number of Shares        Fund Shares     Name and Address of Beneficial Owner
      --------------      ----------------        -----------     ------------------------------------

Scudder Daily Assets         1,006,633,512           31.45%       DIMA FBO SCUDDER
Institutional                                                     FUNDS  C/O STATE STREET
                                                                  1 LINCOLN ST
                                                                  BOSTON MA  02111-2999

Scudder Daily Assets          281,509,845            8.80%        DIMA FBO SCUDDER FUNDS C/O BGA
Institutional                                                     SECURITY LENDING OPERATIONS
                                                                  ATTN DENNIS RILEY BGA
                                                                  125 HIGH ST OLIVER TOWER 17TH FL
                                                                  BOSTON MA  02110-2704

Scudder Daily Assets          385,091,393            12.03%       DIMA FBO SCUDDER FUNDS C/O BBH
Institutional                                                     ATTN MGR GLOBAL SEC LENDING OPS
                                                                  40 WATER ST FL 19
                                                                  BOSTON MA  02109-3604

Scudder Daily Assets          639,615,193            19.98%       DIMA FBO SCUDDER FUNDS C/O METWEST
Institutional                                                     ATTN ROB WOMACK/SCOTT PARKER
                                                                  11440 SAN VINCENTE BLVD
                                                                  LOS ANGELES CA  90049-6242

Scudder Daily Assets          253,782,889            7.93%        DAMI  FBO SCUDDER FUNDS C/O BBH
Institutional                                                     ATTN MGR GLOBAL SEC LENDING OPS
                                                                  40 WATER ST FL 19
                                                                  BOSTON MA  02109-3604


Information Concerning Committees and Meetings of Trustees

The Board of Trustees of the Trust met 13 times during the calendar year ended December 31, 2004 and each Trustee attended at least 75% of the meetings of the Board and meetings of the committees of the Board of Trustees on which such Trustee served.

Board Committees. The Board of Trustees oversees a number of investment companies managed by the Advisor. Information shown below represents meetings held on behalf of all such funds. The common Board currently has the following committees:

Audit Committee. The Audit Committee, formerly known as the Audit and Compliance Committee, selects the independent registered public accounting firms for the Fund, confers with the independent registered public accounting firm regarding the Fund's financial statements, the results of audits and related matters, and performs such other tasks as it deems necessary or appropriate. The Audit Committee approves all significant services proposed to be performed by the independent registered public accounting firm and considers the possible effect of such services on their independence. The members of the Audit Committee are Messrs. Dill (Chair), Jones, Herring, Searcy and Saunders. The Audit Committee met seven times during the calendar year ended December 31, 2004.

Nominating/Corporate Governance Committee. The primary responsibilities of the Nominating/ Corporate Governance Committee are to make recommendations to the Board on issues related to the composition and operation of the Board, and communicate with management on those issues. The Nominating/Corporate Governance Committee also evaluates and nominates Board member candidates. Fund shareholders may also submit nominees that will be considered by the Committee when a Board vacancy occurs. Submissions should be mailed to the attention of the Secretary of the Funds. The members of the Nominating/Corporate Governance
Committee are Mr. Jones and Ms. Rimel. The Nominating/Corporate Governance Committee, which meets as often as deemed appropriate by the Committee, met three times during the calendar year ended December 31, 2004.

Valuation Committee. The Valuation Committee oversees the valuation of the Fund's securities and other assets in accordance with the Fund's Valuation Procedures. Messrs. Herring, Gruber and Saunders (Chair) are members of the Committee. All other Trustees serve as alternates (Independent and Interested). Two Trustees are required to constitute a quorum for meetings of the Valuation Committee. The Valuation Committee met six times during the calendar year ended December 31, 2004.

Additional Committees. The Board of Trustees has established a Fixed Income Oversight Committee and an Equity Oversight Committee. The members of the Fixed Income Oversight Committee are Messrs. Dill, Jones and Searcy (Chair). The members of the Equity Oversight Committee are Messrs. Burt, Gruber (Chair), Herring, Saunders and Rimel. The Fixed Income Oversight and Equity Oversight Committees periodically review the investment performance of the Fund. The Fixed Income Oversight Committee met five times and the Equity Oversight Committee met five times during the calendar year ended December 31, 2004.

Marketing/Shareholder Service Committee: The Marketing/Shareholder Service Committee oversees (i) the quality, costs and types of shareholder services provided to the Funds and their shareholders, and (ii) the distribution-related services provided to the Fund and their shareholders. The members of the committee are Messrs. Burt, Gruber, Herring (Chair), Shiebler and Ms. Rimel. This committee was established December 2004 and therefore held one meeting during the calendar year 2004.

Legal/Regulatory/Compliance Committee: The Legal/Regulatory/Compliance Committee oversees (i) the significant legal affairs of the Fund, including the handling of pending or threatened litigation or regulatory action involving the Fund, and
(ii) general compliance matters relating to the Fund. The members of the Legal/Regulatory/Compliance Committee are Messrs. Burt (Chair) and Dill and Ms. Rimel. This committee was established December 2004 and met one time in 2004.

Expense/Operations Committee: The Expense/Operations Committee (previously known as the Operations Committee) (i) monitors the Fund's total operating expense levels, (ii) oversees the provision of administrative services to the Funds, including the Fund's custody, fund accounting and insurance arrangements, and
(iii) reviews
the Fund's investment advisers' brokerage practices, including the implementation of related policies. The members of the Expense/Operations Committee are Messrs. Dill, Jones (Chair), Saunders and Searcy. This committee met five times in 2004.

Remuneration. Officers of the Fund receive no direct remuneration from the Fund. Officers and Trustees of the Fund who are officers or Trustees of Deutsche Asset Management or the Advisor may be considered to have received remuneration indirectly. Each Trustee who is not an "interested person" of the Fund receives compensation from the Fund for his or her services, which includes an annual retainer fee and an attendance fee for each Board meeting attended (plus reimbursement for reasonable out-of-pocket expenses incurred in connection with his or her attendance at board meetings). Additionally, each Independent Trustee receives a fee for each telephonic Audit Committee or Board meeting in which he or she participates. Each Independent Trustee also may receive a fee for certain special committee meetings attended. In addition, the Chair of the Audit Committee receives an annual fee for his services.

Members of the Board of Trustees who are employees of the Advisor or its affiliates receive no direct compensation from the Fund, although they are compensated as employees of the Advisor, or its affiliates, and as a result may be deemed to participate in fees paid by the Fund. The following table shows compensation received by each Trustee from the Trust and the Fund and aggregate compensation from the Fund Complex during the calendar year 2004.

                                                                                           Total Compensation Paid to
                                                                Pension or Retirement         Trustee from the Fund
Name of                                 Compensation         Benefits Accrued as Part of          and the Fund
Trustee                                from the Fund                Fund Expenses                Complex(1),(3)
-------                                -------------                -------------                --------------

Richard R. Burt(4)                        $9,969                          $0                        $198,370
S. Leland Dill                            $7,989                          $0                        $155,500
Martin J. Gruber                          $7,476                          $0                        $136,000
Richard J. Herring(2)                     $7,518                          $0                        $138,000
Graham E. Jones                           $7,497                          $0                        $137,000
Rebecca W. Rimel(2)                      $10,075                          $0                        $164,120
Philip Saunders, Jr. (2)                  $7,518                          $0                        $138,000
William N. Searcy                         $7,696                          $0                        $149,500

(1) During calendar year 2004, the total number of funds overseen by each Trustee was 55 funds, except for Mr. Burt, who oversaw 58 funds.

(2) Of the amounts payable to Ms. Rimel and Messrs. Herring and Saunders, $144,897, $56,554 and $126,888, respectively, was deferred pursuant to a deferred compensation plan.

(3) Aggregate compensation reflects amounts paid to the Trustees for special meetings of ad hoc committees of the New York Board in connection with the possible consolidation of the various Scudder Fund Boards and with respect to legal and regulatory matters. Such amounts totaled $31,120 for Mr. Burt, $3,000 for Mr. Dill, $3,000 for Mr.
         Gruber, $4,000 for Mr. Herring, $3,000 for Mr. Jones, $31,120 for Ms. Rimel, $4,000 for Mr. Saunders and $2,000 for Mr. Searcy. These meeting fees were borne by the funds.

(4) Mr. Burt also served on the Germany Funds Board in 2004, for which he received the compensation indicated.

Certain funds in the Fund Complex, including this Fund, have adopted a Retirement Plan for Trustees who are not employees of the Trust, the Trust's Administrator or their respective affiliates (the "Retirement Plan"). After completion of six years of service, each participant in the Retirement Plan will be entitled to receive an annual retirement benefit equal to a percentage of the fee earned by the participant in his or her last year of service. Upon retirement, each participant will receive annually 10% of such fee for each year that he or she served after completion of the first five years, up to a maximum annual benefit of 50% of the fee earned by the participant in his or her last year of service. The fee will be paid quarterly, for life, by the fund for which he or she serves. The Retirement Plan is unfunded and unvested. Such fees are allocated to each of the 25 funds that have adopted the Retirement Plan based upon the relative net assets of such fund.

Set forth in the table below are the estimated annual benefits payable to a participant upon retirement assuming various years of service and payment of a percentage of the fee earned by such participant in his or her last year of service, as described above.

        Estimated Annual Benefits Payable By Fund Complex Upon Retirement

Years of Service           Chair Audit Committee             Other Participants
----------------           ---------------------             ------------------

6 years                           $4,900                           $3,900
7 years                           $9,800                           $7,800
8 years                           $14,700                         $11,700
9 years                           $19,600                         $15,600
10 years or more                  $24,500                         $19,500

Effective February 12, 2001, the Board of Trustees of the Trust, as well as the Fund participating in the Retirement Plan, voted to amend the Plan as part of an overall review of the compensation paid to Trustees. The amendments provided that no further benefits would accrue to any current or future Trustees and included a onetime payment of benefits accrued under the Plan to Trustees, as calculated based on the following actuarial assumptions: (1) retirement benefits at the later of age 65 or 10 years of service based on a 10% per year of service vesting schedule; (2) a 6% interest rate; and (3) rounding all calculations to the next whole year as of January 31, 2001. At each Trustee's election, this one-time payment could be transferred into the Deferred Compensation Plan, described below.

Any Trustee who receives fees from the Fund is permitted to defer 50% to 100% of his or her annual compensation pursuant to a Deferred Compensation Plan. Messrs. Herring, Saunders and Ms. Rimel have each executed a Deferred Compensation Agreement. Currently, the deferring Trustees may select from among certain funds in the Scudder Family of funds in which all or part of their deferral account shall be deemed to be invested. Distributions from the deferring Trustees' deferral accounts will be paid in cash, in generally equal quarterly installments over a period of ten years.

Agreement to Indemnify Independent Directors/Trustees for Certain Expenses. In connection with litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Funds, DeAM has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Funds against any and all loss, damage, liability and expense, arising from market timing or marketing and sales matters alleged in any enforcement actions brought by governmental authorities involving or potentially affecting the Funds or DeAM ("Enforcement Actions") or that are the basis for private actions brought by shareholders of the Funds against the Funds, their directors and officers, DeAM and/or certain other parties ("Private Litigation"), or any proceedings or actions that may be threatened or commenced in the future by any person (including governmental authorities), arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation. In recognition of its undertaking to indemnify the Funds and in light of the rebuttable presumption generally afforded to independent directors/trustees of investment companies that they have not engaged in disabling conduct, DeAM has also agreed, subject to applicable law and regulation, to indemnify the Independent Trustees against certain liabilities the Independent Trustees may incur from the matters alleged in any Enforcement

Actions or Private Litigation or arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation, and advance expenses that may be incurred by the Independent Trustees in connection with any Enforcement
Actions or Private Litigation. DeAM is not, however, required to provide indemnification and advancement of expenses: (1) with respect to any proceeding or action with respect to which the Funds' Board determines that the Independent Trustee ultimately would not be entitled to indemnification or (2) for any liability of the Independent Trustee to the Funds or their shareholders to which the Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the Independent Trustee's duties as a director or trustee of the Funds as determined in a final adjudication in such action or proceeding. The estimated amount of any expenses that may be advanced to the Independent Trustees or indemnity that may be payable under the indemnity agreements is currently unknown. These agreements by DeAM will survive the termination of the investment management agreements between DeAM and the Funds.

                                 Code of Ethics

The Board of Trustees of the Fund has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Fund's Code of Ethics permits Fund personnel to invest in securities for their own accounts, but requires compliance with the Code's pre-clearance requirements (with certain exceptions). In addition, the Fund's Code of Ethics provides for trading `blackout periods' that prohibit trading by personnel within periods of trading by the Fund in the same security. The Fund's Code of Ethics also prohibits short-term trading profits and personal investment in initial public offerings. The Code requires prior approval with respect to purchases of securities in private placements.

The Fund's advisor and its affiliates  (including  the Fund's  Placement  Agent,
SDI) have each adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act (`Consolidated Code'). The Consolidated Code permits access persons to trade in securities that may be purchased or held by the Fund for their own accounts, subject to compliance with the Consolidated Code's preclearance requirements. In addition, the Consolidated Code also provides for trading `blackout periods' that prohibit trading by personnel within periods of trading by the Fund in the same security. The Consolidated Code also prohibits short-term trading profits and personal investment in initial public offerings and requires prior approval with respect to purchases of securities in private placements.

                               Investment Advisor

The Fund has retained the services of Deutsche Asset Management, Inc. ("DeAM, Inc." or the "Advisor") as investment advisor.

The Advisor is an indirect wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group consisting of banks, capital markets companies, fund management companies, mortgage banks, a property finance company, installments financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies.

The Advisor or its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of the Fund, including outstanding loans to such issuers that could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Advisor has informed the Fund that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Fund, the Advisor will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Fund is a customer of the Advisor, its parent or its subsidiaries or affiliates. Also, in dealing with its customers, the Advisor, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by the Advisor or any such affiliate.

The Advisor, subject to the supervision and direction of the Board of Trustees of the Trust, manages the Fund in accordance with the Fund's investment objective and stated investment policies, makes investment decisions for the Fund, places orders to purchase and sell securities and other financial instruments on behalf of the Fund and employs professional investment managers and securities analysts who provide research services to the Fund. The Advisor may utilize the expertise of any of its worldwide subsidiaries and affiliates to assist it in its role as investment advisor. All orders for investment transactions on behalf of the Fund are placed by the Advisor with brokers, dealers and other financial intermediaries that it selects, including those affiliated with the Advisor. An Advisor affiliate will be used in connection with a purchase or sale of an investment for the Fund only if the Advisor believes that the affiliate's charge for the transaction does not exceed usual and customary levels. The Fund will not invest in obligations for which the Advisor or any of its affiliates is the ultimate obligor or accepting bank. The Fund may, however, invest in the obligations of correspondents or customers of the Advisor.


Under the Advisory Agreement, the Advisor receives a fee from the Fund, computed daily and paid monthly, at the annual rate of 0.10% of the average daily net assets of the Fund. Until October 31, 2006 the Advisor and the administrator have contractually agreed to waive their fees and reimburse expenses so that total expenses will not exceed 0.07%.

For the fiscal years ended June 30, 2005, 2004 and 2003, DeAM, Inc. earned $2,999,101, $2,152,929 and $10,930,517, respectively, as compensation for investment advisory services provided to the Fund. During the same periods, DeAM, Inc. waived and reimbursed $2,964,916, $1,360,263 and $694,186, respectively, to the Fund to cover expenses.


The Advisor and the Administrator may not recoup any of their waived investment advisory or administration and services fees.

                             PROXY VOTING GUIDELINES

The Fund has delegated proxy voting responsibilities to the Advisor, subject to the Board's general oversight. The Fund has delegated proxy voting to the Advisor with the direction that proxies should be voted consistent with the Fund's best economic interests. The Advisor has adopted its own Proxy Voting Policies and Procedures ("Policies"), and Proxy Voting Guidelines ("Guidelines") for this purpose. The Policies address, among other things, conflicts of interest that may arise between the interests of the Fund, and the interests of the Advisor and its affiliates, including the Fund's principal underwriter. The Guidelines set forth the Advisor's general position on various proposals, such as:

o Shareholder Rights -- The Advisor generally votes against proposals that restrict shareholder rights.

o Corporate Governance -- The Advisor generally votes for confidential and cumulative voting and against supermajority voting requirements for charter and bylaw amendments.

o Anti-Takeover Matters -- The Advisor generally votes for proposals that require shareholder ratification of poison pills or that request boards to redeem poison pills, and votes against the adoption of poison pills if they are submitted for shareholder ratification. The Advisor generally votes for fair price proposals.

o Compensation Matters -- The Advisor generally votes for executive cash compensation proposals, unless they are unreasonably excessive. The Advisor generally votes against stock option plans that do not meet the Advisor's criteria.

o Routine Matters -- The Advisor generally votes for the ratification of auditors, procedural matters related to the annual meeting and changes in company name, and against bundled proposals and adjournment.

The general provisions described above do not apply to investment companies. The Advisor generally votes proxies solicited by investment companies in accordance with the recommendations of an independent third party, except for proxies solicited by or with respect to investment companies for which the Advisor or an affiliate serves as investment advisor or principal underwriter ("affiliated investment companies"). The Advisor votes affiliated investment company proxies in the same proportion as the vote of the investment company's other shareholders (sometimes called "mirror" or "echo" voting). Master fund proxies solicited from feeder funds are voted in accordance with applicable requirements of the Investment Company Act of 1940.

Although the Guidelines set forth the Advisor's general voting positions on various proposals, the Advisor may, consistent with the Fund's best interests, determine under some circumstances to vote contrary to those positions.

The Guidelines on a particular issue may or may not reflect the view of individual members of the Board or of a majority of the Board. In addition, the Guidelines may reflect a voting position that differs from the actual practices of the public companies within the Deutsche Bank organization or of the investment companies for which the Advisor or an affiliate serves as investment advisor or sponsor.

The Advisor may consider the views of a portfolio company's management in deciding how to vote a proxy or in establishing general voting positions for the Guidelines, but management's views are not determinative.

As mentioned above, the Policies describe the way in which the Advisor resolves conflicts of interest. To resolve conflicts, the advisor, under normal circumstances, votes proxies in accordance with its Guidelines. If the Advisor departs from the Guidelines with respect to a particular proxy or if the Guidelines do not specifically address a certain proxy proposal, a proxy voting committee established by the advisor will vote the proxy. Before voting any such proxy, however, the Advisor's conflicts review committee will conduct an investigation to determine whether any potential conflicts of interest exist in connection with the particular proxy proposal. If the conflicts review committee determines that the Advisor has a material conflict of interest, or certain individuals on the proxy voting committee should be recused from participating in a particular proxy vote, it will inform the proxy voting committee. If notified that the Advisor has a material conflict, or fewer than three voting members are eligible to participate in the proxy vote, typically the Advisor will engage an independent third party to vote the proxy or follow the proxy voting recommendations of an independent third party.

Under certain circumstances, the Advisor may not be able to vote proxies or the Advisor may find that the expected economic costs from voting outweigh the benefits associated with voting. For example, the Advisor may not vote proxies on certain foreign securities due to local restrictions or customs. The Advisor generally does not vote proxies on securities subject to share blocking restrictions.

A description of the Fund's policies and procedures for voting proxies for portfolio securities and information about how the Fund voted proxies related to its portfolio securities during the 12-month period ended June 30 is available on our Web site -- scudder.com (type "proxy voting" in the search field) -- or on the SEC's Web site -- www.sec.gov. To obtain a written copy of the Fund's policies and procedures without charge, upon request, call us toll free at (800) 621-1048.



                           Advisory Contract Approval

The Advisory Agreement has an initial term of two years and continues in effect, from year to year thereafter if such continuance is specifically approved at least annually by the Fund's Board of Trustees or by a majority of the outstanding voting securities of the Fund, and in either event, by a majority of the Independent Trustees of the Board who have no direct or indirect financial interest in such agreements, with such Independent Trustees casting votes in person at a meeting called for such purpose, or by a vote of a majority of the outstanding shares. The Board most recently approved the continuation of the Advisory Agreement for the Advisor on September 29, 2005. In approving the continuation of the Advisory Agreement, the Board, including the Independent Trustees, carefully considered (1) the nature and quality of services to be provided to the Fund; (2) the Advisor's compensation and profitability for providing such services; (3) the indirect costs and benefits of providing the advisory services; (4) the extent to which economies of scale are shared with the Fund through breakpoints or otherwise; and (5) comparative information on fees and expenses of similar mutual funds. The Board also considered the fact that the Advisor benefited, at least indirectly, from certain securities lending, custody and brokerage relationships between the Trust and affiliates of the Advisor (and that the Board received information regularly about these relationships). The Board also considered the nature and extent of benefits that the Advisor received from the brokerage and research services it received from
broker-dealers  who  executed   portfolio
transactions for the Fund. After requesting and reviewing such information as it deemed necessary, the Board concluded that the continuance of the Advisory Agreement was in the best interest of the Fund and its shareholders. No one factor was identified by the Board as determinative in its consideration. The Independent Trustees were represented by independent legal counsel throughout. The Trust or the Advisor may terminate the Advisory Agreement on sixty days' written notice without penalty. The Advisory Agreement will terminate automatically in the event of assignment (as defined in the 1940 Act).


The Advisory Agreement provides that the Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Advisory Agreement relates, provided that nothing therein shall be deemed to be protect or purport to protect DeAM, Inc. against any liability to the Fund or to its shareholders to which DeAM, Inc. could otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its obligations and duties under the Advisory Agreement .

In the management of the Fund and its other accounts, the Advisor allocates investment opportunities to all accounts for which they are appropriate subject to the availability of cash in any particular account and the final decision of the individual or individuals in charge of such accounts. Where market supply is inadequate for a distribution to all such accounts, securities are allocated based on the Fund's pro rata portion of the amount ordered. In some cases this procedure may have an adverse effect on the price or volume of the security as far as the Fund is concerned. However, it is the judgment of the Board that the desirability of continuing the Fund's advisory arrangements with the Advisor outweighs any disadvantages that may result from contemporaneous transactions. See "Portfolio Transactions."

                                  Administrator

Investment Company Capital Corporation (the "Administrator"), One South Street, Baltimore, Maryland, serves as the Fund's administrator. The Administrator is an indirect wholly owned subsidiary of Deutsche Bank. Under its Administration and Services Agreement with the Trust, the Administrator calculates the NAV of the Fund and generally assists the Board of Trustees of the Trust in all aspects of the administration and operation of the Trust. The Administration and Services Agreement provides for the Trust to pay the Administrator a fee computed daily and paid monthly at the annual rate of 0.02% of the average daily net assets of the Fund.

Under the Administration and Services Agreement, the Administrator may delegate one or more of its responsibilities to others at the Administrator's expense. Under the Administration and Services agreements, the Administrator is obligated on a continuous basis to provide such administrative services as the Board of Trustees of the reasonably deem necessary for the proper administration of the Trust. The Administrator will generally assist in all aspects of the Fund's operations; supply and maintain office facilities (which may be in the Administrator's own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by other agents), internal auditing, executive and administrative services, and stationery and office supplies; prepare reports to shareholders or investors; prepare and file tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities; supply supporting documentation for meetings of the Board of Trustees; provide monitoring reports and assistance regarding compliance with Declarations of Trust, by-laws, investment objectives and policies and with Federal and state securities laws; arrange for appropriate insurance coverage; calculate net asset values, net income and realized capital gains or losses; and negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services.


For the fiscal years ended June 30, 2005, 2004 and 2003, the Administrator earned $599,820, $429,059 and $2,185,944, respectively, as compensation for administration and other services provided to the Fund.

For the fiscal year ended June 30, 2005 the Administrator waived $278,133 of its fee. None of the Administrator's fees were waived in 2004 or 2003.

                                    Custodian

Effective June 6, 2003, State Street Bank and Trust Company ("SSB"), 225 Franklin Street, Boston, MA 02110, serves as custodian for the Trust and as custodian for the Portfolio. As custodian, SSB holds the Fund's assets. Prior to June 6, 2003, Deutsche Bank Trust Company Americas ("DBT Co."), an affiliate of the Fund's Advisor and Administrator, served as Custodian to the fund.


                                 Transfer Agent

Scudder Investments Service Company ("SISC"), 222 South Riverside Plaza, Chicago, IL 60606-5808, serves as transfer agent of the Trust pursuant to a transfer agency agreement. Under its transfer agency agreement with the Trust, SISC maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Trust and causes to be distributed any dividends and distributions payable by the Trust. SISC may be reimbursed by the Fund for its out-of-pocket expenses. Prior to December 16, 2002, Investment Company Capital Corp. acted as the Fund's transfer and dividend disbursing agent. SISC provides the same services that ICCC provided to the Fund and is entitled to receive the same rate of compensation.

Pursuant to a sub-transfer agency agreement between SISC and DST Systems, Inc. ("DST"), SISC has delegated certain transfer agent and dividend paying agent functions to DST. The costs and expenses of such delegation are borne by SISC, not by the Fund.

            Counsel and Independent Registered Public Accounting Firm


Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-6099, serves as Counsel to the Trust and from time to time provides certain legal services to the Advisor. PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110, has been selected as Independent Registered Public Accounting Firm for the Trust.


                            ORGANIZATION OF THE TRUST

Scudder Institutional Funds was organized on March 26, 1990 under the laws of the Commonwealth of Massachusetts. The Fund is a separate series of the Trust. The Trust offers shares of beneficial interest of separate series, par value $0.001 per share. The shares of the other series of the Trust are offered through separate prospectuses and statements of additional information. The shares of each series participate equally in the earnings, dividends and assets of the particular series. The Trust may create and issue additional series of shares. The Trust's Declaration of Trust permits the Trustees to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in a series. Each share represents an equal proportionate interest in a series with each other share. Shares when issued are fully paid and non-assessable, except as set forth below. Shareholders are entitled to one vote for each share held. No series of shares has any preference over any other series.

The Trust is an entity commonly known as a "Massachusetts business trust." Massachusetts law provides that shareholders could under certain circumstances be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of this disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or a Trustee. The Declaration of Trust provides for indemnification from the Trust's property for all losses and expenses of any shareholder held personally liable for the obligations of the Trust. Thus, the risk of shareholders' incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations, a possibility that the Trust believes is remote. Upon payment of any liability incurred by the Trust, the shareholder paying the liability will be entitled to reimbursement from the general assets of the Trust. The Trustees intend to conduct the operations of the Trust in a manner so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Trust.

The Trust is not required to hold annual meetings of shareholders but will hold special meetings of shareholders when in the judgment of the Trustees it is necessary or desirable to submit matters for a shareholder vote.

Shareholders have under certain circumstances the right to communicate with other shareholders in connection with requesting a meeting of shareholders for the purpose of removing one or more Trustees without a meeting. When matters are submitted for shareholder vote, shareholders of the Fund will have one vote for each full share held and proportionate, fractional votes for fractional shares held. A separate vote of the Fund is required on any matter affecting the Fund on which shareholders are entitled to vote. Shareholders generally vote by Fund, except with respect to the election of Trustees. Shareholders of the Fund are not entitled to vote on Trust matters that do not affect the Fund. There normally will be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Any Trustee may be removed from office upon the vote of shareholders holding at least two-thirds of the Trust's outstanding shares at a meeting called for that purpose. The Trustees are required to call such a meeting upon the written request of shareholders holding at least 10% of the Trust's outstanding shares.

Shares of the Trust do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of Trustees can elect all Trustees. Shares are transferable but have no preemptive, conversion or subscription rights. Upon liquidation of the Fund, shareholders of that Fund would be entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

                                      TAXES

The  following  is  a  summary  of  certain   material  US  federal  income  tax
considerations regarding the purchase, ownership and disposition of shares in the Fund. This summary does not address special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Each prospective shareholder is urged to consult his own tax advisor with respect to the specific federal, state, local and foreign tax consequences of investing in the Fund. The summary is based on the laws in effect on the date of this SAI, which are subject to change, possibly with retroactive effect.

                    Taxation of the Fund and Its Investments

The Trust intends that the Fund qualify as a separate regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), each taxable year. To so qualify, the Fund must meet certain income, asset diversification and minimum distribution requirements. For example, the Fund must derive at least 90% of its gross income in each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock or securities, foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies. The Fund must also diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash, securities of other regulated investment companies, United States government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the Fund's assets and not greater than 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the value of its assets is invested in the securities (other than United States government securities or securities of other regulated investment companies) of any one issuer or any two or more issuers that the Fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses. Under the minimum distribution requirement, the Fund must distribute to its shareholders at least the sum of
(i) 90% of its "investment company taxable income" (i.e., income other than its net realized long-term capital gain over its net realized short-term capital loss), plus or minus certain adjustments, and (ii) 90% of its net tax-exempt income for the taxable year.

As a regulated investment company, the Fund will not be subject to US federal income tax on its investment company taxable income and net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses), if any, that it distributes to shareholders. The Fund will be subject to income tax at regular corporate rates on any taxable income or gain that it does not distribute. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, and therefore does not anticipate incurring federal income tax liability.

The Code imposes a 4% nondeductible excise tax on the Fund to the extent it does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income for that year and (ii) 98% of its capital gains (both long-term and short-term) for the one-year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or net capital gain retained by the Fund that is subject to corporate income tax will be considered to have been distributed by year-end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any underdistribution or overdistribution, as the case may be, from the previous year. The Trust anticipates that the Fund will pay such dividends and will make such distributions as are necessary in order to avoid the application of this excise tax.

If for any taxable year the Fund does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, the Fund's distributions, to the extent derived from the Fund's current or accumulated earnings and profits, would constitute dividends that are taxable to shareholders as dividend income, even though those distributions might otherwise (at least in part) have been treated in the shareholders' hands as long-term capital gains. However, such dividends would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and
(ii) for the dividends received deduction for corporations in the case of corporate shareholders. Moreover, if the Fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If the Fund failed to qualify as a regulated investment company for a period greater than two taxable years, the Fund may be required to recognize any net built-in gains with respect to certain of its assets (i.e. the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) in order to qualify as a regulated investment company in a subsequent year.

Foreign Investments. Income from investments in foreign stocks or securities may be subject to foreign taxes, including withholding and other taxes imposed by foreign jurisdictions. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Fund's assets to be invested in various countries will vary. The Fund will not be eligible to elect to treat any foreign taxes it pays as paid by its shareholders, who therefore will not be entitled to credits for such taxes on their own tax returns. Foreign taxes paid by the Fund will reduce the return from the Fund's investments.


The Fund may be required to treat amounts as taxable income or gain, subject to the distribution requirements referred to above, even though no corresponding amounts of cash are received concurrently, as a result of tax rules applicable to debt obligations acquired with "original issue discount," including zero-coupon or deferred payment bonds and pay-in-kind debt obligations, or to market discount if an election is made with respect to such market discount. The Fund may therefore be required to obtain cash to be used to satisfy these distribution requirements by selling securities at times that it might not otherwise be desirable to do so or borrowing the necessary cash, thereby incurring interest expenses.

                                 US Shareholders

Dividends and Distributions. While the Fund does not expect to realize net long-term capital gains, any such gains realized will be distributed annually. Such distributions ("long-term capital gain dividends"), if any, will be taxable to US shareholders as long-term capital gains, regardless of how long such shareholder has held Fund shares.

All other dividends of the Fund (including dividends from short-term capital gains) from its current and accumulated earnings and profits ("regular dividends") are generally subject to tax as ordinary income. Distributions in excess of the Fund's current and accumulated earnings and profits will, as to each US shareholder, be treated as a tax-free return of capital to the extent of a shareholder's basis in his shares of the Fund, and as a capital gain thereafter (if the shareholder holds his shares of the Fund as capital assets). US shareholders receiving distributions in the form of additional shares should be treated for US federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving distributions will receive, and should have a cost basis in the shares received equal to such amount.

Special tax rules apply to Fund shareholders who are US individuals or pass-through entities (including trusts, partnerships, S corporations, common trust funds, nonpublicly offered regulated investment companies and real estate mortgage investment conduits) with at least one US individual holding an interest in the pass-through entity. In order to determine the shareholder's taxable income, the Fund will determine its current earnings and profits without taking into account any expenses that, if incurred by an individual, would be deductible, if at all, as miscellaneous itemized deductions. The US shareholders will be treated as having received or accrued a dividend in the amount of their allocable share of such expenses and will be treated as having paid or incurred an expense for production of income. The Fund may, however, make an election under which it will allocate 40% of its aggregate expenses to such shareholders. A shareholder may only deduct this amount to the degree that it, together with the shareholder's other itemized deductions, exceeds 2% of the shareholder's adjusted gross income.

Sale of Shares. Any gain or loss realized by a US shareholder upon the sale or other disposition of shares of the Fund, if any, generally will be a capital gain or loss which will be long-term or short-term, depending upon the shareholder's holding period for the shares.

                               Non-US Shareholders

Dividends, Distributions and Sale of Shares. Regular dividends of the Fund paid to non-US shareholders are generally subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-US shareholder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. The withholding tax does not apply to regular dividends paid to a non-US shareholder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-US shareholder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular US income tax as if the non-US shareholder were a US shareholder. A non-US corporation receiving effectively connected dividends may also be subject to additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

In general, United States federal withholding tax will not apply to any gain or income realized by a non-US shareholder in respect of any long-term capital gain dividends or upon the sale or other disposition of shares of the Fund.

Recent legislation generally exempts from United States federal withholding tax properly designated dividends that (i) are paid in respect of the Fund's "qualified net interest income" (generally, the Fund's interest income from US sources, other than certain contingent interest, interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder and bank deposits, reduced by expenses that allocable to such income) and (ii) are paid in respect of the Fund's "qualified short-term capital gains" (generally, the excess of the Fund's net short term capital gain over the Fund's net long-term capital loss (if any) for such taxable year). However, depending on its circumstances, the Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. The Fund does not currently anticipate making such designation. In order to qualify for this exemption from withholding, a non-US shareholder will need to comply with applicable certification requirements relating to its non-US status (including, in general, furnishing an IRS Form W-8BEN or a substitute Form).

Every non-US shareholder is urged to consult his own tax advisor with respect to the application of this pending legislation to his own circumstances.


                                     Notices


Every shareholder of the Fund will receive, if appropriate, various written notices after the close of the Fund's prior taxable year as to the federal income status of his or her dividends and distributions that were received from the Fund during the Fund's prior taxable year and, where applicable, his or her allocable share of Fund expenses.

If a shareholder recognizes a loss with respect to the Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not exempted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.


                               Backup Withholding

The Fund may be required to withhold US federal income tax on taxable distributions payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's US federal income tax liability.

Other Taxation

The Fund's shareholders may be subject to state and local taxes on their Fund distributions. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

The Fund is designed to provide investors with liquidity and current income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital gains, maximum income or maximum tax-exempt income irrespective of fluctuations in principal.


The foregoing is only a summary of certain material US federal income tax consequences affecting the Fund and its shareholders. Current and prospective shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.


                              FINANCIAL STATEMENTS


The financial statements for the Fund for the year ended June 30, 2005 are incorporated herein by reference to the Annual Report dated June 30, 2005. A copy of the Fund's Annual Report may be obtained without charge by contacting the Fund.


Information concerning portfolio holdings of a Scudder Fund as of a month-end is available upon request no earlier than the 16th day after month-end. Please call Scudder Investments at the number appearing in the front of this Statement of Additional Information to make such a request.

                                    APPENDIX

Description of Securities Ratings

STANDARD & POOR'S COMMERCIAL PAPER RATINGS:

A-1: An obligor rated A-1 has strong capacity to meet its financial commitments. It is rated in the highest category by Standard & Poor's. Those issues determined to possess overwhelming safety characteristics are denoted A-1+.


MOODY'S COMMERCIAL PAPER RATINGS:

Prime-1: Issuers rated Prime-1 (or related supporting institutions) have superior capacities for repayment of senior short-term promissory obligations.


FITCH INVESTORS SERVICE'S COMMERCIAL PAPER RATINGS:

F1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than the strongest issue.

Investment Advisor
DEUTSCHE ASSET MANAGEMENT, INC.
345 Park Avenue
New York, NY 10154

Administrator
INVESTMENT COMPANY CAPITAL CORP.
One South Street
Baltimore, MD  21202

Transfer Agent
SCUDDER INVESTMENTS SERVICE COMPANY
222 South Riverside Plaza
Chicago, IL 60606

Distributor and Placement Agent
SCUDDER DISTRIBUTORS, INC.
222 South Riverside Plaza
Chicago, IL 60606


Custodian
STATE STREET BANK AND TRUST COMPANY
225 Franklin Street
Boston, MA 02110

Independent Registered Public Accounting Firm
PRICEWATERHOUSECOOPERS LLP
125 High Street
Boston, MA 02110


Counsel
WILLKIE FARR & GALLAGHER LLP
787 Seventh Avenue
New York, NY  10019

--------------------

No person has been authorized to give any information or to make any representations other than those contained in the Fund's Confidential Private Offering Memorandum or its Confidential Statement of Additional Information in connection with the offering of the Fund's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. Neither the Fund's Confidential Private Offering Memorandum nor its Confidential Statement of Additional Information constitutes an offer in any state in which, or to any person to whom, such offer may not lawfully be made.

--------------------




1721SAI (10/05)

                            PART C. OTHER INFORMATION

Item 23.          Exhibits.
                  ---------

                  (a)              Amended and Restated Declaration of Trust dated March 29, 1990; (1)

                            (i)    Twentieth Amended Establishment and Designation of Series of Shares of
                                   Beneficial Interest dated as of April 1, 2004; (13)

                  (b)              By-Laws; (1)

                  (c)              Incorporated by reference to (b) above;

                  (d)              Investment Advisory Agreement dated July 30, 2002 on behalf of Treasury Assets
                                   Fund Institutional and Scudder Daily Assets Fund Institutional; (18)

                  (e)              Distribution Agreement dated August 19, 2002; (17)

                            (i)    Exclusive Placement Agent Agreement dated August 19, 2002; (17)

                  (f)              Bonus or Profit Sharing Contracts -- Not applicable;

                  (g)              Custodian Agreement between Registrant and State Street Bank and Trust Company, dated April 1, 2003; (18)

                  (h)              Administration Agreement dated July 1, 2001; (14)

                            (i)    Amended Exhibit A to Expense Limitation Agreement dated July 1, 2001, among BT
                                   Institutional Funds, Cash Management Portfolio, Treasury Money Portfolio,
                                   International Equity Portfolio, Equity 500 Index Portfolio, BT Investment
                                   Portfolios, Deutsche Asset Management, Inc. and Investment Company Capital
                                   Corp.; (19)

                            (ii)   Letter of Indemnity to the Scudder Funds dated October 8, 2004; (19)

                            (iii)  Letter of Indemnity to the Scudder Funds dated October 8, 2004; (19)

                            (iv)   Letter of Indemnity to the Independent Directors/Trustees dated October 8, 2004;
                                   (19)

                  (i)              Legal Opinion -- Not Applicable;

                  (j)              Consent of Independent Accountants -- filed herewith;

                  (k)              Omitted Financial Statements -- Not Applicable;

                                       2

                  (l)       (i)    Investment representation letter of initial shareholder of Equity 500 Index
                                   Fund; (7)

                            (ii)   Investment representation letter of initial shareholder of Liquid Assets Fund
                                   Institutional; (1)

                            (iii)  Investment representation letter of initial shareholder of Scudder Daily Assets
                                   Fund Institutional; (2)

                  (m)              Rule 12b-1 Plans -- Not Applicable;

                  (n)              Financial Data Schedules -- Not Applicable;

                  (o)              Multiple Class Expense Allocation Plan Adopted Pursuant to Rule 18f-3 dated
                                   March 9, 2001; (16)

                  (p)       (i)    Code of Ethics for Deutsche Asset Management, dated January 1, 2005 -- filed herewith;

                            (ii)   Consolidated Fund Code of Ethics (All Funds) -- filed herewith;

                  (q)              Powers of Attorney. (19)

--------------------

(1) Incorporated by reference to Post-Effective Amendment No. 14 to the Registration Statement as filed with the Commission on July 5, 1995.
(2) Incorporated by reference to Amendment No. 21 to the Registration Statement as filed with the Commission on September 24, 1996.
(3) Incorporated by reference to Post-Effective Amendment No. 24 to the Registration Statement as filed with the Commission on November 24, 1998.
(4) Incorporated by reference to Post-Effective Amendment No. 20 to the Registration Statement as filed with the Commission on September 10, 1997.
(5) Incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement as filed with the Commission on January 28, 1998.
(6) Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on October 27, 1998.
(7) Incorporated by reference to Post-Effective Amendment No. 4 to the Registration Statement as filed with the Commission on April 30, 1992.
(8) Incorporated by reference to Post-Effective Amendment No. 26 to the Registration Statement as filed with the Commission on January 28, 1999.
(9) Incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement as filed with the Commission on February 8, 1999.
(10) Incorporated by reference to Post-Effective Amendment No. 19 to the Registration Statement as filed with the Commission on March 17, 1997.
(11) Incorporated by reference to Post-Effective Amendment No. 29 to the Registration Statement as filed with the Commission on April 30, 1999.
(12) Incorporated by reference to Amendment No. 31 to the Registration Statement as filed with the Commission on April 28, 2000.
(13) Incorporated by reference to Amendment No. 42 to the Registration Statement as filed with the Commission on April 30, 2001.

(14) Incorporated by reference to Amendment No. 43 to the Registration Statement as filed with the Commission on October 26, 2001.
(15) Incorporated by reference to Amendment No. 34 to the Registration Statement as filed with the Commission on February 28, 2002.
(16) Incorporated by reference to Amendment No. 35 to the Registration Statement as filed with the Commission on April 30, 2002.
(17) Incorporated by reference to Amendment No. 47 to the Registration Statement as filed with the Commission on October 28, 2002.
(18) Incorporated by reference to Amendment No.53 to the Registration Statement as filed with the Commission on October 28, 2003.
(19) Incorporated by reference to Amendment No.54 to the Registration Statement as filed with the Commission on October 28, 2004.

Item 24.          Persons Controlled by or under Common Control with Registrant.
                  --------------------------------------------------------------

                  None

Item 25.          Indemnification.
                  ----------------

                  Incorporated by reference to Post-Effective Amendment No. 17 to the Registration Statement as filed with the Commission on April 30, 1996.

                  Deutsche Asset Management, Inc. and Investment Company Capital Corp. (hereafter, "DeAM"), the investment advisor, have agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Independent Trustees) and consultants, whether retained by the Registrant or the Independent Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DeAM has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DeAM and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DeAM and the Registrant, then DeAM shall pay the entire amount of such loss, damage, liability or expense.

                  In recognition of its undertaking to indemnify the Registrant, and in light of the rebuttable presumption generally afforded to non-interested board members of an investment company that they have not engaged in disabling conduct, DeAM has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising from the matters alleged in any Private Litigation and Enforcement Actions or matters arising from or similar in subject matter to the matters alleged in the Private Litigation and Enforcement Actions (collectively, "Covered Matters"), including without limitation:

                  1. all reasonable legal and other expenses incurred by the Independent Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

                  2. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

                  3 any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DeAM (or by a representative of DeAM acting as such, acting as a representative of the Registrant or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeAM, any of its corporate affiliates, or any of their directors, officers or employees;

                  4. any loss or reasonable legal and other expenses incurred by any Independent Trustee, whether or not such loss or expense is incurred with respect to a Covered Matter, which is otherwise covered under the terms of any specified policy of insurance, but for which the Independent Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DeAM or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to any Covered Matter; provided, that the total amount that DeAM will be obligated to pay under this provision for all loss or expense shall not exceed the amount that DeAM and any of its affiliates actually receive under that policy of insurance for or with respect to any and all Covered Matters; and

                  5. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DeAM prevails on the merits of any such dispute in a final, nonappealable court order.

                  DeAM is not required to pay costs or expenses or provide indemnification to or for any individual Independent Trustee
                  (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Independent Trustee ultimately would not be entitled to indemnification with respect thereto, or (ii) for any liability of the Independent Trustee to the Registrant or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DeAM has paid costs or expenses under the agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant, such Independent Trustee has undertaken to repay such costs or expenses to DeAM.

Item 26.          Business and Other Connections of Investment Advisor.
                  -----------------------------------------------------

                  During the last two fiscal years, no director or officer of Deutsche Asset Management, Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 27.          Principal Underwriters.

(a) Scudder Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies other funds managed by Deutsche Asset Management Inc. and Investment Company Capital Corp.

(b) Information on the officers and directors of Scudder Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

                       (1)                              (2)                                  (3)
          Scudder Distributors, Inc.
          Name and Principal               Positions and Offices with               Positions and
          Business Address                 Scudder Distributors, Inc.               Offices with Registrant
          ----------------                 --------------------------               -----------------------

          Michael L. Gallagher             Director and President                   None
          222 South Riverside Plaza
          Chicago, IL 60606

          Vincent J. Esposito              Director, Chairman of the Board, CEO     President
          345 Park Avenue                  and Vice President
          New York, NY 10154

          Michael Colon                    Director                                 None
          345 Park Avenue
          New York, NY 10154


                                       6

                       (1)                              (2)                                  (3)
          Scudder Distributors, Inc.
          Name and Principal               Positions and Offices with               Positions and
          Business Address                 Scudder Distributors, Inc.               Offices with Registrant
          ----------------                 --------------------------               -----------------------

          Ralph Mattone                    Chief Financial Officer and Treasurer    None
          60 Wall Street
          New York, NY 10005

          Robert Froehlich                 Vice President                           None
          222 South Riverside Plaza
          Chicago, IL 60606

          Katie Rose                       Vice President                           None
          222 South Riverside Plaza
          Chicago, IL 60606

          Paul Schubert                    Vice President                           Chief Financial Officer
          345 Park Avenue                                                           and Treasurer
          New York, NY 10154

          Mark Perrelli                    Vice President                           None
          222 South Riverside Plaza
          Chicago, IL 60606

          Thomas Winnick                   Vice President                           None
          345 Park Avenue
          New York, NY 10154

          Donna White                      Chief Compliance Officer                 None
          345 Park Avenue
          New York, NY 10154

          John Robbins                     Vice President and AML Compliance        Anti-Money Laundering
          345 Park Avenue                  Officer                                  Compliance Officer
          New York, NY 10154

          Caroline Pearson                 Secretary                                Assistant Secretary
          Two International Place
          Boston, MA 02110

          Philip J. Collora                Assistant Secretary                      None
          222 South Riverside Plaza
          Chicago, IL 60606


                  (c)      Not applicable

Item 28.          Location of Accounts and Records.
                  ---------------------------------

Scudder Institutional Funds:                    Deutsche Asset Management
(Registrant)                                    One South Street
                                                Baltimore, MD  21202

Deutsche Asset Management, Inc.:                345 Park Avenue
(Investment Advisor)                            New York, NY 10154

ICCC:                                           One South Street
(Administrator )                                Baltimore, MD 21202

Scudder Investments Service                     222 South Riverside Plaza
Company:                                        Chicago, IL 60606
(Transfer Agent)

Scudder Distributors, Inc.:                     222 South Riverside Plaza
(Distributor)                                   Chicago, IL 60606

State Street Bank and
Trust Company:                                  225 Franklin Street
(Custodian)                                     Boston, MA 02110

Scudder Investor Services, Inc.                 Two International Place
(Sub-Transfer Agent                             Boston, Massachusetts 02110
and Sub-Dividend Distribution Agent)

Item 29.          Management Services.
                  --------------------

                  Not Applicable

Item 30.          Undertakings.
                  -------------

                  Not Applicable

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York on the 24th day of October 2005.

                                                   SCUDDER INSTITUTIONAL FUNDS

                                                   By:  /s/Vincent J.Esposito
                                                        ------------------------
                                                        Vincent J.Esposito
                                                        President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to its Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                  TITLE                                DATE
---------                                  -----                                ----

/s/Vincent J. Esposito
-------------------------------------
Vincent J. Esposito                        President                            October 24, 2005

/s/Paul Schubert
-------------------------------------
Paul Schubert                              Chief Financial Officer              October 24, 2005

/s/Richard R. Burt
-------------------------------------
Richard R. Burt*                           Trustee                              October 24, 2005

/s/S. Leland Dill
-------------------------------------
S. Leland Dill*                            Trustee                              October 24, 2005

/s/Martin J. Gruber
-------------------------------------
Martin J. Gruber*                          Trustee                              October 24, 2005

/s/Richard J. Herring
-------------------------------------
Richard J. Herring*                        Trustee                              October 24, 2005

/s/Graham E. Jones
-------------------------------------
Graham E. Jones*                           Trustee                              October 24, 2005

/s/Rebecca W. Rimel
-------------------------------------
Rebecca W. Rimel*                          Trustee                              October 24, 2005

/s/Philip Saunders, Jr.
-------------------------------------
Philip Saunders, Jr.*                      Trustee                              October 24, 2005

/s/William N. Searcy
-------------------------------------
William N. Searcy*                         Trustee                              October 24, 2005








/s/William N. Shiebler
-------------------------------------
William N. Shiebler*                       Trustee                              October 24, 2005

*By:     /s/Caroline Pearson
         ------------------------
         Caroline Pearson**
         Assistant Secretary

** Attorney-in-fact pursuant to the powers of attorney as contained in and incorporated by reference to Post-Effective Amendment No. 43 to the Registration Statement, as filed on November 16, 2004.

                                                               File No. 811-6071


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM N-1A


                                AMENDMENT NO. 55

                            TO REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940



                           SCUDDER INSTITUTIONAL FUNDS

                           SCUDDER INSTITUTIONAL FUNDS

                                  EXHIBIT INDEX

                                       (j)
                                     (p)(i)
                                     (p)(ii)

                    PROPOSED RESOLUTIONS RELATING TO APPROVAL
                          OF POST-EFFECTIVE AMENDMENTS

      (To be voted on by the Boards of each Investment Company with June 30 fiscal year end)

RESOLVED, that the officers of the Investment Companies and Funds be, and they hereby are, authorized and directed to (A)(i) cause to be registered with the Securities and Exchange Commission (the "SEC") and qualified with such state securities commissions as the officers shall deem appropriate, such number, or an indefinite number, of shares of beneficial interest of all Series of the Funds and all classes thereof as they in their sole discretion shall determine; and (ii) cause such shares of all Series of the Funds and all classes thereof to be offered and sold to the public from time to time at a per share consideration equal to each such Series' or class' reported net asset value per share, determined in accordance with the Declaration of Trust, By-Laws and policies of the Board of Trustees/Directors of the Investment Companies, with such rights and preferences as shall be fixed and determined from time to time by the Trustees in accordance with the Declaration of Trust of the Trust and that shares so sold shall be fully paid and nonassessable; and (B)(i) prepare and file a registration statement or post-effective amendment to the registration statement of the Funds on Form N-1A; (ii) execute and file such registration statement or post-effective amendment with the SEC and applicable state securities commissions; and (iii), with the assistance of counsel, prepare and file (a) any amendments that may be necessary or desirable to provide full disclosure of all materials facts, to assure compliance with all applicable laws, rules and regulations, and to obtain effectiveness of such registration statement or post-effective amendment, and (b) any other documents as they in their sole discretion shall deem necessary or desirable in connection with the continuous offering of all Series of the Funds and all classes thereof of the shares of beneficial interest to the public.